UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ConnectOne Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

301 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2024

To Our Shareholders:

We invite you to the Annual Meeting (the “Annual Meeting”) of ConnectOne Bancorp, Inc. (the “Company”), the holding company for ConnectOne Bank (the “Bank”), will be held via webcast on May 21, 2024 at 9:15 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.	The election of twelve (12) directors of the Company, each to serve for the terms described in the proxy statement or until his or her successor is elected and shall qualify;
2.	To vote, on an advisory basis, to approve the executive compensation of the Company’s named executive officers, as described in this proxy statement;
3.	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation;
4.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024; and
5.	Such other business as shall properly come before the Annual Meeting.

This year's Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via a live webcast. You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNOB2024.

Because the Annual Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the meeting are more fully described in the accompanying proxy statement.

Only holders of record of shares of the Company’s common stock (the “Common Stock”) at the close of business on April 1, 2024 will be entitled to vote at the Annual Meeting.

Very truly yours, FRANK SORRENTINO III Chairman of the Board of Directors

If you are participating in the Annual Meeting by webcast, you may vote online during the meeting even if you have already returned your proxy.

Englewood Cliffs, New Jersey

April 11, 2024

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Table of Contents

Proxy Statement
About the Annual Meeting	1
Summary of the Proposals	3
Proposal 1: Election of Directors	3
Board Refreshment: Process for Identifying and Evaluating Nominees	3
Board Refreshment-Identification	4
Board Refreshment-Evaluation	4
Board Performance Evaluations	5
Diversity	6
Nominees For Director	6
Required Vote	11
Recommendation	11
Information about the Board	12
Security Ownership of Management	12
Board of Directors; Independence; Committees	13
Code of Business Conduct and Ethics	14
Committees	15
Committees of Our Board of Directors	15
Audit and Risk Committee	16
Independence of Audit and Risk Committee Members	16
Audit and Risk Committee Report	16
Compensation Committee	16
Charter	16
Authority, Processes and Procedures	17
Independence of Compensation Committee Members	17
Consultants	17
Nominating Committee Matters	18
Independence of Nominating and Corporate Governance Committee Members	18
Procedures for Considering Nominations Made by Shareholders	18
Third Party Recommendations	18
Compensation Committee Interlocks and Insider Participation	18
Board Leadership; lead Independent Director	19
Majority Vote Requirement	19
Risk Oversight	20
In general	20
Cybersecurity Risk Oversight	20
Stewardship	21
Sustainability	21
Stewardship and Corporate Citizenship	21
People	22
Diversity	23
Corporate Governance	23
Executive Compensation	24
Executive Summary	25
Business Results	25
Compensation Design Principles and Governance Best Practices	27
Executive Compensation Objectives and Policies	28
2023 Executive Compensation Program	30
Peer Group & Competitive Benchmarking	30
Benefits and Other Compensation	35
Roles & Responsibilities	37
Compensation Committee	37
Independent Compensation Consultant	37
Management	37
Additional Information about Our Compensation Practices	38
Anti-Hedging/Pledging Policy	38
Policy on Incentive Compensation Clawback	38
Stock Ownership Guidelines	38
Risk Assessment Review	39
Accounting & Tax Treatment of Compensation	39
Report of the Compensation Committee	39
Summary Compensation Table	40
Time-based Deferred Stock Units Awards	41
Performance Units Awards	41
Post-Termination Benefits	42
Employment Agreements	42
CEO Pay Ratio	44
Grants of Plan-Based Awards	47
Outstanding Equity Awards at Fiscal Year-End	47
Options Exercised and Stock Vested	47
Nonqualified Deferred Compensation	48
Supplemental Executive Retirement Plan	48
Split Dollar Life Insurance Agreement	49
Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions With Related Persons	51
Proposal 2 Compensation	52
Proposal 3 Say on Pay Votes	53
Proposal 4 Independent Auditors	54
Principal Accounting Firm Fees	54
Required Vote	54
Recommendation	54
Shareholder Proposals	55
Delinquent Section 16(A) Reports	55
Other Matters	55

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We are distributing our proxy materials to shareholders via the U.S. Securities and Exchange Commission’s “Notice and Access” rules. We believe this approach allows us to provide shareholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about April 11, 2024, rather than paper copies of the Proxy Statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2023. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

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This Proxy Statement is being furnished to shareholders of ConnectOne Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held via webcast at 9:15 a.m. on May 21, 2024. We are holding our Annual Meeting via webcast. Because the Annual Meeting is virtual via live webcast, shareholders will not be able to attend the Annual Meeting in person but may participate by joining the live webcast. Please go to www.virtualshareholdermeeting.com/CNOB2024 for instructions on how to participate in the Annual Meeting.

Any shareholder may participate and listen live to the webcast of the Annual Meeting over the Internet at such site. Shareholders of record as of April 1, 2024 may vote and submit questions either in advance of or while participating in the Annual Meeting via the Internet by using the control number included in the on the proxy statement or proxy card. The webcast starts at 9:15 a.m. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

Why have I received these materials?

The accompanying proxy is solicited by the Board of Directors of ConnectOne Bancorp, Inc. (referred to throughout this Proxy Statement as the “Company” or “we”), the holding company for ConnectOne Bank, in connection with our Annual Meeting that will take place virtually on May 21, 2024. You are cordially invited to electronically participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock as of the close of business on April 1, 2024, will be entitled to vote at the Annual Meeting. On April 1, 2024, there were outstanding and entitled to vote 38,333,053 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

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How do I vote my shares at the Annual Meeting?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name as of April 1, 2024 on the Company’s stock records maintained by our transfer agent, Broadridge Financial Solutions, Inc.), you may vote by proxy or online at the Annual Meeting. To vote by proxy, you may use one of the following methods:

●	Telephone voting, by dialing the toll-free number and following the instructions on your proxy card;
●	Internet voting, by accessing the Internet at the web address stated on the proxy card and following the instructions; or
●	Vote by mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

If you hold your shares in “street name”, i.e., through a broker or other custodian, you must follow the voting instructions provided to you by your broker or custodian.

Can I change my vote after I return my proxy card?

Any shareholder of record has the power to revoke their proxy at any time before it is voted. You may revoke your proxy before it is voted at the Annual Meeting by:

●	Voting again by telephone or the Internet, or completing a new proxy card with a later date – your latest vote will be counted;
●	Filing with the Secretary of the Company written notice of such revocation; or
●	Participating in the virtual Annual Meeting and voting online during the meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting online or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Why is it important to vote my shares?

If we do not have a quorum present at the Annual Meeting, we will need to adjourn the meeting to solicit additional proxies. This will cause additional expense and delay for the Company.

What vote is required to approve each item?

Pursuant to the New Jersey Business Corporation Act (“NJBCA”), directors are elected by affirmative vote of a plurality of the votes cast. Notwithstanding the foregoing, in accordance with the Company’s Bylaws, each of the Company’s directors has submitted an irrevocable resignation from the Board, which shall become effective in the event such director does not receive at least a majority of the votes cast in any uncontested election. In such an event, the director’s resignation will become effective at the earlier of (i) the selection of a replacement director by the Board of Directors, or (ii) 90 days after certification of such stockholder vote. Accordingly, in the event that a nominee for re-election to the Board receives a plurality of the votes cast, but not a majority, he or she shall be re-elected to the Board under the provisions of the NJBCA, but his or her service shall continue only until such resignation becomes effective. Therefore, as a practical matter, re-election to a new term on the Board requires an affirmative vote of a majority of the votes cast at the Annual Meeting.

Each of the nonbinding resolutions with respect to (i) executive compensation, and (ii) the frequency of shareholder vote on executive compensation, together with the proposal for the ratification of the appointment of the independent registered public accountants, require the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented online or by proxy.

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How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	FOR the directors’ nominees to the Board of Directors;
●	FOR approval of the non-binding resolution with respect to executive compensation;
●	FOR a resolution that future shareholder advisory votes regarding compensation paid to the Company’s named executive officers shall be held every year; and
●	FOR ratification of the appointment of Crowe LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of the Company. On the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. In addition, we have retained Laurel Hill Advisory Group, LLC at an estimated cost of $6,500 plus reimbursement of out-of-pocket expenses, including per call fees for each call made, to assist in the solicitation of proxies. We also have agreed to indemnify Laurel Hill Advisory Group, LLC against certain liabilities in connection with this proxy solicitation.

The Certificate and By-Laws of the Company provide that the number of Directors shall not be less than five or more than 25 and permit the exact number to be determined from time to time by the Board of Directors.

Our eleven continuing directors and one new nominee have significant and varied operational, financial, risk, technology, compensation and human resources, corporate governance, leadership and other experience, and possess diversity of thought, gender and race. Over the past several years, we have enhanced the industry and Company-specific knowledge of our Board of Directors with fresh perspectives brought by our new directors. We believe that our directors are active and engaged and have the skills necessary to guide the Company as it grows, as our business strategy and the banking industry around us continue to evolve and as the financial services sector becomes ever more competitive.

The Board continually seeks to refresh and improve its composition and has added new directors both as a result of the acquisition of other insured institutions and through searches when it was determined that different skill sets or points of view were needed for the Board. Pursuant to the Nominating and Corporate Governance Committee Charter as approved by the Board, the Nominating and Corporate Governance Committee (the “NCG Committee”) is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. As part of the Board’s commitment to refreshment, a mandatory retirement age of 75 for directors has been adopted.

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We have had 5 new members join our Board of Directors since 2018. If approved by the shareholders, nominee Susan O’Donnell will be the 6th new member to join the Board.

The process the NCG Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The NCG Committee’s charter provides that there will be no differences in the manner in which the NCG Committee evaluates nominees recommended by shareholders and nominees recommended by the NCG Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing board members will include:

●	A review of the information provided to the NCG Committee by the proponent of the candidate;
●	If requested, a review of reference letters from at least two sources determined to be reputable by the NCG Committee; and
●	An interview with the candidate, together with a review of such other information as the NCG Committee shall determine to be relevant.

The NCG Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth herein.

The biography of each of the nominees below contains information regarding the person’s tenure as a director, if an existing board member, business experience, other director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the NCG Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

●

Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.

●

Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.

●

Director commitment: Time and effort available to devote to being a director; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.

●	Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

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The NCG Committee and the Board both believe that an effective director evaluation process enables it to gain insights into the effectiveness of the Board, its committees and its individual members, with the goal of continually enhancing Board performance. In this regard, each year the Board, through the NCG Committee conducts an evaluation of the performance, effectiveness, and fulfillment of fiduciary duties of the Board as a whole, and of the performance of each member of the Board. The Board evaluation process generally comprises:

●	An annual, overall board evaluation;
●	An annual, individual director evaluation; and
●	A background and skills matrix questionnaire.

The evaluation is accomplished through completion of a written questionnaire by each director. The responses are provided to the NCG Committee, on an anonymous basis, and then shared with the full Board, also on an anonymous basis.

The Board adopted a skills matrix that represents certain skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of current directors and Board nominees having each skill, highlighting the diversity of skills currently on the Board, and the table below shows the length of tenure of our current Board members.

	Frank Sorrentino III	Frank Baier	Stephen T. Boswell	Frank Huttle III	Michael Kempner	Elizabeth Magennis	Nicholas Minoia	Anson M. Moise M.D.	Katherin Nukk-Freeman	Susan O'Donnell	Damiel Rifkin	Mark Sokolich	William A. Thompson
Human Capital			x		x	x		x	x	x	x		x
C-Suite Experience	x	x	x	x	x	x	x	x			x	x
Business/Market Knowledge	x	x	x	x	x	x	x	x		x	x	x
Risk Management	x	x		x		x			x	x	x		x
Public Company Governance	x	x				x	x			x			x
Financial Services Industry	x	x		x		x	x			x	x
Finance, Audit & Tax		x		x							x		x
Large Complex Organization	x	x		x	x
Mergers & Acquisition	x	x	x	x	x	x							x
Capital Markets	x	x											x
Technology & Cybersecurity	x	x
Non-Financial Regulated Experience		x	x		x			x
Government Relations			x	x	x							x	x

Director Tenure
Less than 8 years	10
8 - 15 Years	1
More than 15 years	1

*Does not include prior service as a director of an acquired financial institution.

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Although we have not adopted a formal policy on diversity, the Board looks to promote corporate social responsibility and diversity when selecting candidates for Board service. When the Board determines there is a need to fill a director position, we begin to identify qualified individuals for consideration. We seek individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to the Board, including professional experience, education, and market knowledge. While education and skills are important factors, we also consider how candidates will contribute to the overall balance of the Board, so that we will benefit from directors with different perspectives, varying viewpoints and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

As part of these efforts to promote corporate social responsibility, the following graphics summarize certain demographic characteristics of the Board of Directors:

Total number of current directors: 12

Part 1 - Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
# of Directors	2	10	0	0

Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or more races or ethnicities	0	0	0	0
LGBTQ+	0
Did not disclose demographic backround	0

In addition, Board nominee Susan O’Donnell self identifies as female and white.

For 2024, there are twelve (12) nominees for Director. There are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom currently serves as a member of the Board, except for Susan O’Donnell, who is being nominated to the Board for the first time. If elected, each nominee will serve until the 2025 Annual Meeting of Shareholders, and until his or her replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

William Thomson, who has been a director of the Company and its predecessor since 1994, informed our Nominating and Corporate Governance Committee that he did not wish to seek renomination to the Board, in order to devote more time to his family and personal endeavors. His input and expertise during the last three decades have been invaluable to the Company. The Board of Directors wishes to express its gratitude to Mr. Thompson for his services, and best of luck on his continued success.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board, if any. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

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The biography of each nominee is set out below and contains information regarding the nominee’s tenure as a director, their age, business experience for at least the last five years, other public company directorships held during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should be nominated to serve as a director. Unless otherwise indicated below, each director nominee has served in their current position for at least five years.

Frank Sorrentino III

Mr. Sorrentino became Chairman and Chief Executive Officer of the Company commencing as of the closing of the Merger with the former ConnectOne Bancorp, Inc. (“Legacy ConnectOne”) on July 1, 2014 (the “Merger”). Prior to this, Mr. Sorrentino served as Chairman and Chief Executive Officer of Legacy ConnectOne and ConnectOne Bank. Prior to becoming Chairman and Chief Executive Officer of Legacy ConnectOne and ConnectOne Bank, Mr. Sorrentino was a founding organizer of ConnectOne Bank and a builder and construction manager in Bergen County, New Jersey. Through his business contacts in our market, Mr. Sorrentino has been able to bring clients and investors to the Company, and his real estate experience in our market is of great value to the Board. In addition, as the Company’s senior executive officer, his insight on the Company’s operations is invaluable to the Board.

AGE: 62 DIRECTOR SINCE: 2014 POSITION: Chairman of the Board & Chief Executive Officer of ConnectOne Bancorp, Inc. and ConnectOne Bank

Frank Baier

Mr. Baier serves as Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified operating and investment company. He has held this position since 2012. Mr. Baier has held senior financial executive roles at a variety of companies including Capital Access Network, Inc., Independence Community Bank, and ContiFinancial Corporation. He was also a consultant for Meridian Capital Group, LLC, and a partner at Columbia Financial Partners. Mr. Baier has an extensive background in finance. Mr. Baier’s extensive background and understanding of finance proves invaluable to the Board.

AGE: 58 DIRECTOR SINCE: 2014 POSITION: Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified operating and investment company

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Stephen T. Boswell

Mr. Boswell is a founding organizer of the Bank. His firm, Boswell Engineering, Inc., where he currently serves as Vice Chairman of the Board and formerly served as the President and Chief Executive Officer from 1990-2023, is involved in many projects in our market. Through his business activities, Mr. Boswell has a strong sense of business conditions in our market that is invaluable to the Board.

AGE: 70 DIRECTOR SINCE: 2014 POSITION: Vice Chairman of the Board at Boswell Engineering, Inc.

Frank Huttle III

Mr. Huttle is a founding organizer of the Bank. Mr. Huttle is a partner at the law firm of Pashman Stein Walder Hayden P.C., and was formerly a partner and of counsel to the law firm of Decotiis, Fitzpatrick, Cole and Giblin. Mr. Huttle also served as the Mayor of the City of Englewood, New Jersey until December 31, 2018. Prior to entering his legal practice in 1988, he was a Partner with Touche Ross & Co. Mr. Huttle also served as President of Hudson Capital Properties, a real estate management and investment company, and as Executive Vice President and General Counsel of Hudson Media Inc., a diversified magazine service and holding company. Mr. Huttle’s extensive experience in the insurance, mortgage banking and real estate industries provides valuable insight to the Board.

AGE: 70 DIRECTOR SINCE: 2014 POSITION: Partner at Pashman Stein Walder Hayden P.C.

Michael Kempner

Mr. Kempner is a founding organizer of the Bank. He has over 30 years of public relations and marketing experience and has served as President and Chief Executive Officer for MWWPR since 1985. His experience as the head of a locally based media company has proved invaluable to the Board.

AGE: 66 DIRECTOR SINCE: 2014 POSITION: President & Chief Executive Officer, MWWPR

8

Elizabeth Magennis

Ms. Magennis became President of the Bank in December of 2020, having previously served as the Bank’s Executive Vice President and Chief Lending Officer beginning in September of 2006, including service to Legacy ConnectOne prior to the Merger. As President of the Bank, Ms. Magennis provides extensive leadership and managerial experience to the Board, and her insight into the Bank’s operations is critical to the Board.

AGE: 55 DIRECTOR SINCE: 2023 POSITION: President of ConnectOne Bank (December 2020 – Present), Executive Vice President and Chief Lending Officer of ConnectOne Bank (September 2006 – December 2020)

Nicholas Minoia

Mr. Minoia is the Founding and Managing Partner of Diversified Properties. Founded in 2000, Mr. Minoia’s leadership has helped Diversified Properties and affiliated entities successfully create dozens of multifamily communities comprising over 10,000 units across NJ, NY, PA, MD and CT and manage an existing portfolio and development pipeline spanning several thousand residential units across multiple properties in three different states. Mr. Minoia’s experience as a principal of a full-service real estate group and his knowledge about the real estate market led the Board to conclude that Mr. Minoia should serve as a director.

AGE: 68 DIRECTOR SINCE: 2009 POSITION: Managing Partner of Diversified Properties

Anson M. Moise

Dr. Moise is a physician, graduating from Cornell Medical College and board certified in both anesthesiology and pain management. Dr. Moise currently serves as a member of the Governing Board of the Health East Ambulatory Surgical Center and as an attending physician at several area hospitals. He also serves as the Chairman of YourDrs Inc., a telemedicine software company, and an owner of Health East Medical Alliance. He previously served as the Medical Director, Pain Specialists of New York & New Jersey. He is the co-founder of a substance abuse clinic, which helps those addicted to opioids and other illicit drugs. Dr. Moise is a long-time resident of our Bergen County market area, and is deeply committed to the community through his medical practice and affiliations with medical organizations and associations. In addition, his viewpoints and experiences will help the Board better ensure that the Company serves all communities in its trade area. These factors led the Nominating and Corporate Governance Committee to conclude that Dr. Moise would make a valuable contribution to the Board.

AGE: 44 DIRECTOR SINCE: 2021 POSITION: Attending Physician, Englewood Hospital Medical Center

9

Katherin Nukk-Freeman

Ms. Nukk-Freeman is the co-founder of Nukk-Freeman & Cerra, P.C. a labor and employment law firm located in New York and New Jersey, as well as the co-founder of SHIFT HR Compliance Training. She has also served on the Board of Directors of the New York Society of Security Analysts (2010-2016), the Advisory Board of the Healthcare Businesswomen’s Association (2009 – 2019), as General Counsel to The Healthcare Marketing & Communications Council (2005 – 2009), on the Board of Trustees, Susan G. Komen Breast Cancer Foundation, Human Resources Committee (2004 – 2010), the Board of Trustees, The New Jersey Symphony Orchestra; Human Resources Committee (1999-2008) and the Board of Directors of the Commerce and Industry Association of New Jersey (2013 – 2016). Ms. Nukk-Freeman’s expertise in employment law, and best business practices in Human Resources and Diversity, Equity and Inclusion, coupled with her entrepreneurial undertakings, provides the Board with a unique and invaluable perspective.

AGE: 55 DIRECTOR SINCE: 2018 POSITION: Co-founder of Nukk-Freeman & Cerra PC

Susan O’Donnell

Ms. O’Donnell has over 30 years’ experience as an executive and board compensation and governance expert, with the last 20 dedicated to serving the banking industry. Ms. O’Donnell was a Partner at Meridian Compensation Partners, LLC where she retired in 2023 after 10 years. She also led Pearl Meyer & Partners’ banking industry practice for 10 years. She has significant experience in the banking industry and served as a regular speaker and educator at association meetings and conferences. Susan’s expertise includes public company compensation and governance practices, shareholder engagement, investor/SEC perspectives and talent / human resources matters. Her board compensation and corporate governance experience and point of view make her a valuable addition to the Board.

AGE: 60 DIRECTOR SINCE: Nominee POSITION: Retired; Formerly Partner of Meridian Compensation Partners LLC

Daniel Rifkin

Mr. Rifkin has been a certified public accountant since 1993 and, since 1999, has served as the Managing Partner of Rifkin & Company, LLP. Mr. Rifkin provides accounting services to both business enterprises and individuals, including tax planning, tax preparation, compilations, audits, and reviews. In addition, he serves as the President of Payserv Corporation, a payroll processing and human resource management company. Mr. Rifkin is a member of the American Institute of CPAs and the New York State Society of CPAs. Mr. Rifkin also serves as a trustee of Hackley School in Tarrytown, NY and St. Thomas Aquinas College in Sparkill, NY. Mr. Rifkin joined the Board of Directors in connection with the acquisition by the Company of Greater Hudson Bank, effective as of January 2, 2019. During his tenure at Greater Hudson Bank, he served as Vice Chairman from 2008 until its acquisition, and as Audit Committee Chairman for approximately five years. Mr. Rifkin’s expertise in accounting matters, and as the proprietor of locally owned businesses, provides him with a unique perspective valuable to the Company’s Board.

AGE: 53 DIRECTOR SINCE: 2019 POSITION: Managing Partner of Rifkin & Company, LLP

10

Mark Sokolich

Mr. Sokolich is an attorney and the Managing Partner of the Law Office of Mark J. Sokolich, a real estate, zoning and commercial law firm in Fort Lee, New Jersey, which he co-founded. Mr. Sokolich has been the Mayor of Fort Lee since 2008 and formerly served on the Fort Lee City Council for two years. Mr. Sokolich’s experience as a Mayor with expertise in municipal, redevelopment and real estate law would enable him to provide a dynamic and valuable perspective to the Board. Mr. Sokolich joined the Board of Directors in connection with the acquisition by the Company of Bank of New Jersey, effective as of January 2, 2020.

AGE: 60 DIRECTOR SINCE: 2020 POSITION: Mayor of Fort Lee, New Jersey

No Director of the Company is also currently a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

The Company encourages all directors to attend the Company’s annual meeting. Each member of the Company’s Board of Directors participated in the Company’s 2023 virtual Annual Meeting of Shareholders.

IN ORDER TO BE ELECTED TO A FULL TERM ON THE BOARD OF DIRECTORS, DIRECTORS MUST RECEIVE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING AT THE ANNUAL MEETING. SEE “WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?” ABOVE.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

11

The following table sets forth information as of April 1, 2024 regarding common stock and other equity securities of the Company beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors, nominees to the Board and executive officers as a group, and by shareholders known to the Company to own at least 5% of the Company’s issued and outstanding shares of common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

	Shares of
	Common Stock		Percentage
Directors and Nominees
Frank Sorrentino III	781,637	(1)	2.04%
Frank Baier	101,882		0.27
Stephen T. Boswell	329,864	(2)	0.86
Frank Huttle III	181,389	(3)	0.47
Michael Kempner	276,338	(4)	0.72
Elizabeth Magennis	106,251		0.28
Nicholas Minoia	60,984	(5)	0.16
Anson Moise	7,769		0.02
Katherin Nukk-Freeman	19,210	(6)	0.05
Daniel Rifkin	215,277	(7)	0.56
Mark Sokolich	98,981		0.26
William A. Thompson	109,326	(8)	0.29

Executive Officers Who Are Not Directors or Nominees
William S. Burns	106,062		0.27
Christopher Ewing	39,663		0.10
Michael O'Malley	1,832		0.00
As a Group (15 persons)	2,434,465		6.35

5% Shareholders
Black Rock	3,056,648	(10)	7.97
Dimensional Fund Advisers LP	2,589,592	(11)	6.76
Vanguard	1,962,278		5.12

(1)

Includes 46,925 shares held in the name of Morgan Stanley f/b/o Frank Sorrentino III, IRA, 263,773 shares held in a trust which Mr. Sorrentino's spouse is the trustee and 416 shares held by Mr. Sorrentino’s spouse in her IRA Account.

(2)

Includes (i) 263,995.281 shares held by an irrevocable trust for benefit of Mr. Boswell (of which the reporting person's spouse, adult daughter and unrelated third person are trustees), and to which Mr. Boswell has no economic interest, (ii) 27,140.356 shares held by an irrevocable trust for the benefit of Mr. Boswell's spouse (of which an unrelated third person is trustee), 47,162.47 shares held jointly with spouse.

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(3)

Includes (i) 37,666 shares held in the name of Morgan Stanley f/b/o Frank Huttle III, IRA, (ii) 6,500 shares held as trustee of the Francesca Huttle 2004 Family Trust, (iii) 6,500 shares held as trustee of the Alexandra Huttle 2004 Family Trust, (iv) 78,724 shares held in the name of Mr. Huttle’s spouse, (v) 6,500 shares held by an LLC in which spouse is a member.

(4)	Includes (i) 276,338 common shares pledged as collateral for a loan.
(5)	Includes (i) 1,056 shares owned jointly an unaffiliated third-party.
(6)	Includes (i) 2,500 shares held jointly with spouse and (ii) 2,431 shares held by Mrs. Nukk-Freeman's spouse in his IRA Account.
(7)

Includes (i) 16,194 shares held in the name of Stifel Nicolaus f/b/o Daniel Rifkin IRA, (ii) 155,000 shares held as trustee of the Sheila Rifkin Irrevocable Trust, and (iii) 16,856 shares held in the name of Stifel Nicolaus f/b/o Sheila Rifkin IRA.

(8)	Includes (i) 6,585 shares held by Mr. Thompson’s spouse.
(9)	Includes 780 shares held as custodian for Ms. Criscione’s daughter.
(10)

All information regarding the number of shares beneficially owned and the percent of ownership by BlackRock, Inc., was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 12, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(11)

All information regarding the number of shares beneficially owned and the percent of ownership by Dimensional Fund Advisors, LP, was obtained from the 13G filed with the U.S. Securities and Exchange Commission on February 12, 2020. The address of Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

There are no shareholders other than those set forth above who are known to the Company to beneficially own 5% or more of the Common Stock of the Company.

The Board of Directors held a total of thirteen (13) meetings in the year ended December 31, 2023. The Company’s policy is that all Directors make every effort to attend each meeting. For the year ended December 31, 2023, each of the Company’s Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which the respective Directors served.

A majority of the Board consists of individuals who are “independent” under the NASDAQ listing standards. In making this determination the Board has considered the following:

●

The Company and the Bank have used Mr. Kempner’s firm, MWW Group, to provide advertising and public relations assistance and advice. The Board considered, among other factors, the fees paid to MWW Group as a percentage of the firm’s total revenue (less than 1%) and Mr. Kempner’s personal income and determined that the engagement of MWW Group did not interfere with Mr. Kempner’s exercise of independent judgment in carrying out the responsibilities of a director.

●

Several directors, including Messrs. Boswell, Huttle, and Kempner, each own a direct or indirect interest in a limited liability company which acts as a landlord for one of the Bank’s branches, See – CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. The Board has further considered the fact that (i) Director Minoia also owns an interest in an entity which owns the Bank’s Summit branch and (ii) Director Rifkin owns an interest in (x) an entity which owns the Bank’s Bardonia, New York branch, and (y) an entity which owns the Bank’s Blauvelt, New York branch. The Board has concluded that based on interest in the rental payments compared to their overall net worth and cash, membership in such limited liability company does not interfere with their exercise of independent judgment in carrying out the responsibilities of a director.

13

Mr. Sorrentino, who serves as the Chairman and Chief Executive Officer, and Ms. Magennis, who serves as Bank President, are not independent. Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to:

ConnectOne Bancorp, Inc.,

ATTN: Stephen T. Boswell, Lead Independent Director

301 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts corporate governance policies and best practices for the Company. The board has formally adopted corporate governance guidelines and they are available at https://ir.connectonebank.com/.

The Board of Directors has adopted a Code of Ethics governing our Chief Executive Officer and senior financial and accounting officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Ethics governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Ethics is available on our website at https://www.connectonebank.com/ under “About”, then “Investor Relations”, then “Documents and Notifications.”

14

Our Board of Directors frequently conducts business through committees. Our most significant committees are the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The table below sets forth the membership of these committees during 2023:

Audit and Risk Committee	Nominating and Corporate Governance Committee	Compensation Committee
Frank Baier (Chairman)	Frank Huttle III (Chairman)	Stephen T. Boswell (Chairman)
Stephen T. Boswell	Nicholas Minoia	Katherin Nukk-Freeman
Frank Huttle III	Katherin Nukk-Freeman	William A. Thompson
Nicholas Minoia	William A. Thompson
Daniel Rifkin

15

We maintain an Audit and Risk Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit and Risk Committee is responsible for the selection of the independent registered public accounting firm for the annual audit and to establish, and oversee the adherence to, a system of internal controls. The Audit and Risk Committee reviews and accepts the reports of our independent auditors and regulatory examiners. The Audit and Risk Committee arranges for an annual audit through its registered independent public accounting firm, evaluates and implements the recommendations of the auditors as well as interim audits performed by our outsourced internal auditors, receives all reports of examination by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit and Risk Committee met eight (8) times during 2023. The Board of Directors has adopted a written charter for the Audit and Risk Committee which is available on our website at https://www.connectonebank.com.   The Board has determined that Frank W. Baier, the Chairman of the Audit and Risk Committee, qualifies as an “audit committee financial expert” under the Rules and Regulations of the Securities and Exchange Commission.

All members of the Audit and Risk Committee are “independent” under the NASDAQ listing standards, meet the independence standards of the Sarbanes-Oxley Act for service on an audit committee, and are financially literate and can read and understand financial statements, as required by the Audit and Risk Committee charter.

The Audit and Risk Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit and Risk Committee meets with the Company’s independent auditors and the Company’s internal auditors, and the Company’s Chief Auditor, all of whom have unrestricted access to the Audit and Risk Committee.

In connection with this year’s financial statements, the Audit and Risk Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe LLP, our independent auditors. We have discussed with Crowe LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and have discussed with representatives of Crowe LLP their independence.

Based on these reviews and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2023 for filing with the U.S. Securities and Exchange Commission.

The Board maintains a Compensation Committee to oversee executive compensation for the Company. During 2023, our Compensation Committee consisted of Stephen T. Boswell, Katherin Nukk-Freeman, and William A. Thompson.

The Board has defined the duties of its Compensation Committee in a charter. A copy of the current Compensation Committee charter is available on the Company’s website at https://www.connectonebank.com/ under “For Shareholders” and then under “Documents and Notifications.”

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The Compensation Committee is responsible for administering the Company’s equity compensation plans, for establishing the compensation of the Company’s President and Chief Executive Officer and for the Board of Directors, and for recommending to the Board the compensation of the other executive officers. The Compensation Committee also establishes policies and monitors compensation for the Company’s employees in general. While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff members, as well as outside compensation consultants, regarding issues relevant to determinations made by the Compensation Committee. Mr. Sorrentino participates in Committee deliberations regarding the compensation of other executive officers but does not participate in deliberations regarding his own compensation.

The Committee is comprised solely of independent directors.

The Compensation Committee recognizes that it is essential to receive objective advice from an outside compensation consultant. Currently, the Compensation Committee utilizes Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian reports directly to the Compensation Committee and attends meetings as requested. The Compensation Committee has assessed Meridian’s independence relative to the NASDAQ listing rules and determined that there are no conflicts of interest. The Compensation Committee also closely examines the safeguards and steps Meridian takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

●	the Compensation Committee directly hired and has the authority to terminate Meridian’s engagement;
●	the Compensation Committee solely determined the terms and conditions of Meridian’s engagement, including the fees charged;
●	Meridian and its consultants have direct access to members of the Compensation Committee during and between meetings;
●	Meridian does not provide any other services to the Company, the Bank, its directors or executives; and
●

interactions between Meridian and its consultants and management generally are limited to discussions on behalf of the Compensation Committee and information presented to the Compensation Committee for approval.

17

The board maintains a Nominating and Corporate Governance Committee. During 2023 the member of the Committee were Frank Huttle, III, Nicholas Minoia, Katherine Nukk- Freeman and William A. Thompson.

All members of the Nominating and Corporate Governance Committee of the Board have been determined to be “independent directors” pursuant to the definition contained in NASDAQ Rule 5605.

The Nominating and Corporate Governance Committee charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than for candidates who have previously served on the Board or who are recommended by the Board. The Company’s bylaws state that a nomination must be delivered to Company’s Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 50th day or no earlier than the close of business on the 75th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The bylaws require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

In connection with the 2024 annual meeting, the Nominating and Corporate Governance Committee did not receive any nominations from any shareholder or group of shareholders that owned more than 5% of common stock for at least one year.

There are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a director or member of the Compensation Committee of the Company.

18

Frank Sorrentino III, the Company’s President and CEO, also serves as Chairman. The Board believes that the combination of these two roles at this time provides the benefit of more consistent communication and coordination throughout the organization. This, in turn, will result in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision.

Our Board has also appointed Mr. Stephen T. Boswell, an independent director, to serve as Lead Independent Director of the Board. As Lead Independent Director, Mr. Boswell is charged with presiding over all Board meetings when the Chairman is not present and presides over meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of meeting and consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Although the NJBCA provides that elections to the Board of Directors are approved under a plurality voting standard, the Company’s has adopted a “majority voting” standard in uncontested elections in its bylaws. Pursuant thereto, each director has delivered to the Board an irrevocable resignation, which shall become effective in the event that, in an uncontested election, such director receives fewer “for” votes than “against” or “withhold” votes. Such resignation shall become effective upon (i) the selection of a replacement director, or (ii) 90 days after certification of such stockholder vote. The Board believes that this strategy best places ultimate authority of Board composition in the hands of the Company’s shareholders.

19

Risk is an inherent part of the business of banking. Financial risks faced by the Bank include credit risk relating to its loans and interest rate risk as it pertains to its entire balance sheet. The Bank is also exposed to non-financial risks relating to its operations, personnel, and regulatory environment, as well as extraneous risks surrounding regional and global socioeconomic conditions. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain committees, such as the Audit and Risk Committee, which is chartered with the responsibility to oversee and manage the risk profile of the Bank, and through our Chief Risk Officer. This is accomplished through risk assessments, periodic committee meetings, and reporting from risk owners and control functions. Other committees focus on risks arising from specific Company activities, including the Loan and Asset/Liability Committee of the Bank. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

Cybersecurity risk is initially overseen at ConnectOne by the management IT Committee (the “ITC”). The members of this committee include, as co-chairs, the Chief Compliance Officer and the Chief Technology Officer. Additional members are our Information Security Officer, IT Manager, Chief Risk Officer, Chairman & Chief Executive Officer, Chief Strategic Operations Officer, Chief Digital Officer and Chief Brand and Innovation Officer.

In order to ensure that cybersecurity risk management is integrated into the Company’s overall risk management plans, systems and processes, members of the ITC, along with other lines of business heads, report to the management Enterprise Risk Management Committee (the “ERMC”), which in turn reports to the Board Audit and Risk Committee quarterly. The ERMC consists of the Company’s Chief Risk Officer, Chairman & CEO, President, Chief Financial Officer, Treasurer, Chief Compliance Officer, Chief Technology Officer, Chief Strategic Operations Officer and Chief Credit Officer. In addition, the Company’s Chief Technology Officer attends Company Board of Directors meetings and provides an IT report monthly.

The Company’s cybersecurity risk mitigation program involves a combination of internal resources and the use of third parties. The Company’s internal IT team performs monthly vulnerability scanning and performs an annual risk assessment based on the National Institute of Standards and Technology Cybersecurity Framework. The results are reported to the ITC. The Company’s IT and compliance staff also review potential cybersecurity threats associated with the Company’s third-party vendors, including performing a review of and obtaining a System of Organization Controls report from all vendors rated as “high risk” by the Company’s internal vendor management program. The Company also has an internal Incident Response Plan and Team, which is charged with overseeing the Company’s response to any cybersecurity incident. The team performs a table-top exercise at least annually to prepare to respond in the event of any actual cybersecurity incident.

In addition to these internal resources, the Company uses a third-party vendor to undertake annual penetration and vulnerability testing, with the results reported to the ITC. Finally, the Company’s cybersecurity compliance program is audited by the Bank’s outsourced internal auditor annually.

20

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities to attempt to separate the economic risk of holding the Company’s securities from the ownership of the securities. The Company’s insider trading policy therefore prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. In addition, the policy prohibits directors and executive officers from pledging Company securities, either as collateral for a loan or otherwise. However, outstanding pledges as of the time the policy was amended to prohibit pledging (November 23, 2021) were grandfathered and may remain in place. The prohibitions also do not apply to a broker-assisted cashless exercise of stock options granted as part of a Company incentive plan.

The Company believes it is both socially important, and good business, to conduct its business in a manner that provides a return to its shareholders and contributes to the well-being of its customers, employees, and the communities it serves.

As part of its commitment to being a good corporate citizen, the Board has charged the Nominating and Corporate Governance Committee to oversee the Company’s stewardship and sustainability planning and initiatives. In assigning oversight of these matters to the Nominating and Corporate Governance Committee, the Board sought to ensure that the Board would have direct involvement and supervision of these matters.

Set forth below are some representative examples of the Company’s stewardship, citizenship and sustainability efforts so far:

●

We seek to incorporate sustainability into our operations through the procurement of sustainable office supplies. As part of our procurement strategy, we purchase SFI certified copy paper and FSC certified paper supplies. We also use copiers and printers that are Energy Star certified and have an ink and toner recycling program.

●

To reduce our energy usage, we have begun retrofitting our branches and offices with LED and other forms of low voltage lighting. As of December 31, 2023, we have retrofitted more than 50% of our branch locations.

●	We provide charging stations for electric vehicles at our corporate headquarters.

●

We encourage employee volunteerism to support causes throughout the Bank’s footprint. In 2023, Bank employees donated nearly 800 hours in volunteer work both through individual and Bank-organized activities.

●

We encourage and support financial literacy programs, providing resources to approximately 33 free/reduced lunch schools within our markets. In addition, from 2021 to early 2024, the Bank sponsored financial literacy programs for 3,464 students within New York, New Jersey, and Florida.

●	We actively contribute to charitable causes in the communities we serve – during 2023 we contributed $442,763 to 172 different charitable organizations and schools.
●

We maintain clear policies prohibiting discrimination in lending based on gender, race or national origin. Our antidiscrimination policies can be found on our website at https://ir.connectonebank.com/.

●	To provide greater access to our services, we provide digital, mobile and online banking services and continue to make investments in these areas to further enhance these services.
●	Our Federal regulators have assigned us a Community Reinvestment Act rating of Satisfactory.

21

The Company believes that creating a positive work environment for its employees is critical to our success and our ability to serve our clients and generate a return for our shareholders. We encourage and support the growth and development of our employees and, wherever possible, seek to fill positions by promotion and transfer from within the organization. We have formalized our commitment to training, education and mentoring through our ConnectOne University program.

ConnectOne University houses our training, leadership development, continuing education and mentorship programs. Through ConnectOne University, employees:

●

Receive and complete required job training related to their position with the Company, such as compliance training and position specific training. Classes include an ABA approved curriculum as well as other third party and Company proprietary courses;

●	May take classes to attain job specific certifications to help with career development;
●	May take continuing education classes related to other positions and operations at the Company;
●	May take business related continuing education classes at partner community colleges and other institutions through a New Jersey State grant program;
●	May participate in career mentoring programs in which employees meet with senior officers of the Company to discuss career development; and
●	May participate in a tuition reimbursement program under which the Company will reimburse employees for up to $5,250 in tuition expense related to approved business-related course work at any school.

During 2023, 289 employees participated in our leadership and mentoring programs within ConnectOne University.

Through ConnectOne University, we also sponsor two employees each year to attend the Stonier Graduate School of Banking. This is a competitive process requiring an employee to be nominated by the employee’s manager and then participate in a panel interview.

●

We offer our employees a full benefits program, including health insurance, flexible spending accounts, a 401(k) plan with the Company matching employee contributions up to 5.0% of the employee’s compensation or $16,500, whichever is lower, and an employee discount program under which our employees get discounts at various retailers and service providers.

●

We request employee feedback and concerns through our annual Employment Engagement Survey. The results of this survey are presented to our senior management group for the identification of action items to be implemented. During 2022, approximately 86% of our employees participated in the Engagement Survey, and in 2023 approximately 91% of our employees participated in the Engagement Survey.

22

The Company strongly believes that having a workforce and Board that is reflective of the communities it serves is an important way to provide value to its employees, clients, and shareholders. As part of this effort, the Company has taken several actions to encourage and promote diversity at the Bank:

●

We provide Board oversight of Company policies related to social responsibility issues, including diversity and equal opportunity employment, through the Compensation Committee as well as the Nominating and Corporate Governance Committee through its oversight of ESG maters.

●	We conduct an annual Employee Engagement Survey to evaluate Bank employees’ opinions on various topics, including diversity at the Bank.
●

We have adopted policies affirming our commitment to equal opportunity and equal pay and prohibiting discrimination and harassment. These policies can be found on our website at https://ir.connectonebank.com.

The Company recognizes that developing a diverse workplace is an ongoing process that requires broad participation from all employee levels and strongly supports Board, management, and employee involvement for diversity events and initiatives.

●	As discussed above, our Nominating and Corporate Governance Committee of our Board of Directors has been appointed to oversee the Company’s ESG performance and initiatives.
●

We maintain, through an independent third party, a whistleblower hotline that is available seven days a week, 24 hours a day, and that permits employees to anonymously report concerns and we have policies prohibiting retaliation against any employee raising a good faith concern.

●

We maintain a detailed code of ethics, which includes provisions on conflicts of interest, and which is available on our website at https://ir.connectonebank.com, as well as detailed policies prohibiting money laundering, bribery and other corrupt practices.

●	Our Board takes an active role in our cybersecurity risk program, and we maintain a cybersecurity training program for our employees and members of our Board – See “Risk Oversight”.

23

The Compensation Committee (the “Committee”) and the Company are both committed to a pay-for-performance philosophy. This Compensation Discussion & Analysis (“CD&A”) provides information about the strategies and policies developed to ensure that executive compensation is strongly correlated with the Company’s overall performance and the individual performance of our executives. Our Named Executive Officers (“NEOs”) for 2023 were:

●	Frank Sorrentino III; Chairman, President & Chief Executive Officer
●	William S. Burns: Senior Executive Vice President & Chief Financial Officer
●	Elizabeth Magennis: ConnectOne Bank President
●	*Christopher Ewing; Executive Vice President & Chief Operations Officer
●	Mark Zurlini; Executive Vice President & Chief Lending Officer
●	Sharif Alexandre; Executive Vice President & Chief Technology Officer

*Mr. Ewing resigned from the Company effective January 1, 2024.

24

2023 Financial Highlights

Fiscal year 2023 represented a difficult year for the banking industry, as higher interest rates reduced net interest margin and net interest income and the industry addressed the fallout from the failure of several regional banks late in the first quarter of 2023, putting a premium on liquidity. Despite the challenges faced in 2023, the Company was able to significantly fortify its liquidity sources, reduce reliance on uninsured deposits, increase tangible book value per share by more than 6%, build capital, maintain solid credit quality and efficiency, attract new talent to the organization, and continue to invest in technology initiatives.

During 2023, we accomplished the following:

●

Established readily accessible borrowing capacity of $1.8 billion at the Federal Reserve Bank, while increasing similar capacity at the Federal Home Loan Bank by $0.8 billion to help ensure sufficient available liquidity during potentially volatile economic periods.

●

Reduced our uninsured deposits by more than $0.7 billion, ending the year with $1.7 billion in adjusted uninsured deposits (total uninsured deposits, net of collateralized and intercompany deposits), and with a ratio of available liquidity to adjusted uninsured deposits of 2.47x

●

Despite industry-wide challenges impacting securities portfolio valuations, our tangible book value per share increased by 6.6% to $23.14 at year-end 2023 from $21.71 at year-end 2022, while our tangible common equity ratio at year-end increased to 9.25% from 9.04% at year-end 2022.

●	Asset quality remained solid; our nonperforming assets ratio was 0.53% at year-end 2023.
●	Total average deposits increased by 11.3% to $7.5 billion, and year-end deposits increased by 2.4% to $7.5 billion.
●	Total average loans increased by 10.8% to $8.2 billion, and year-end loans increased by 3.0% to $8.3 billion.
●

Total operating expense as a percentage of average total assets increased only slightly to 1.48% from 1.44% in 2022, but remained below 1.5%, placing the Company in the top tier in the banking industry.

2023 Compensation Decisions in Support of our Pay for Performance Philosophy

Our executive compensation program, practices and pay decisions are designed to be directly aligned with shareholders through rigorous stock ownership guidelines and equity based long-term incentives. As a result of their ownership, our executive team is better rewarded when our stockholders see greater returns, and rewarded less when returns are not strong.

25

Our Compensation Approach

Our long-range mission is to produce value for our shareholders by providing outstanding service and responsiveness to the markets and clients we serve. These goals are reflected in the Company’s compensation programs for its executive officers by:

●

Ensuring that our key NEOs maintain and hold a significant equity interest in the Company, thereby further aligning management interests with those of its shareholders, by making a significant portion of incentive compensation payable in Company stock and through robust stock ownership guidelines for our NEOs;

●	Creating balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
●	Providing a market competitive overall compensation package so that the Company may attract, retain and reward highly qualified, motivated and productive executives; and
●	Rewarding individuals based on their responsibility and achievements within a framework that is internally equitable.

Performance-Based Compensation

Pay-for-performance is a key objective of our executive compensation program. A significant portion of our compensation program focuses on performance-based pay that rewards our achievements on an annual basis as well as our ability to deliver long-term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay, a proportion of cash and equity and a proportion of short- and long-term incentive compensation. For the fiscal year 2023, our compensation targets and pay mix (targeting market median) are shown below and represent our goal to provide:

●	A significant portion of target pay that is at-risk and based on performance (69% for CEO and 60% for other NEOs); and
●	A meaningful portion of pay that is denominated as equity (39% for CEO and 23% for other NEOs).
●	For 2023, 50% of our equity share grants will vest only if predetermined performance goals are achieved. For 2024, this is being increased to 55% for our top three officers.

CEO Target Pay Mix	Other NEOs Target Pay Mix (1)

(1)	Weighted Average of the Named Executive Officers other than the Chief Executive Officer.

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The design principles of our executive compensation programs are intended to protect and promote the interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholder’s long-term interests.

What We Do:

●	Pay for Performance. We provide a significant portion of pay based on performance (short- and long-term incentives).
●

Sound Risk Management. We discourage excessive risk taking and have designed our incentive plans with appropriate risk-mitigating features, as well as the ability of the Committee to negatively adjust payouts.

●	Caps on Incentives. We subject both short- and long-term incentive payments to caps.
●	Clawback. We have adopted a clawback policy meeting all updated NASDAQ requirements requiring the return of incentive compensation in the event of a financial restatement.
●	Stock Ownership Guidelines. We require our executives and directors to own and hold significant shares in our Company.
●	Double-Trigger Change-in-Control (“CIC”). CIC benefits pursuant to employment or change-in-control agreements are only paid upon a termination event following a CIC.
●	Independence. The Committee engages an independent compensation consultant.
●

Competitive Benchmarking. The Committee engages an independent consultant to benchmark our compensation practices regularly to ensure executive compensation is consistent with market and best practices.

●	Vesting Requirements. Awards of deferred stock units and performance shares are made subject to vesting requirements, generally three years, to encourage retention of our high performing employees.

What We Don’t Do:

●	Tax Gross-Ups. We do not provide excise tax gross-ups on benefits or in change-in-control agreements.
●	Stock Option Repricing. Our equity plans do not permit repricing of stock options that are out-of-the-money.
●	Excessive Perquisites. We do not permit perquisites other than those that are business-related.
●	Dividends on Unvested Stock Awards. We do not pay dividends or dividend equivalents on unearned performance units or deferred stock units.
●

Hedging/Pledging. Our insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. The policy also prohibits our directors and executive officers from pledging Company stock as collateral for a loan or otherwise (although pledges in effect on the date the policy was amended, November 23, 2021, to prohibit pledging were grandfathered and allowed to remain in place).

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Shareholder Engagement

We engage with our major institutional shareholders on a variety of topics, including our compensation policies and structures, on an ongoing basis. Our shareholders have overwhelmingly supported our compensation programs and have approved our executive compensation every year it has been put to a vote.

As a result of lower shareholder support on the Say on Pay proposal last year, we solicited feedback on our compensation policies and programs as part of our outreach program during 2023. We contacted our eighteen (18) largest institutional holders, each of which owned between over 6.0% of our outstanding stock to less than 1.0% of our outstanding stock. In the aggregate, these shareholders held approximately 40% of our outstanding shares. Although a number of the shareholders we contacted did not respond, and others indicated that a meeting was not necessary, we held electronic meetings with all shareholders willing to meet with us. Meetings involved both our senior management team and, for those investors interested in scheduling an additional, follow-up meeting, the Chairman of our Compensation Committee and our Chief Financial Officer. Our Chairman and CEO did not participate in these second round meetings. The feedback we received on our compensation programs, and the steps we have taken to address these concerns, are summarized below:

What We Heard	Steps We Have Taken

Shareholders expressed a preference that more than a single performance measure be used to determine the vesting of our performance units, and expressed support for using relative total shareholder return as a modifier to determine the percentage of the award vested.

Our Compensation Committee has updated our Long Term Incentive Plan, starting with 2024 grants, to add a relative total shareholder return modifier to determine the vesting of performance unit awards. As the plan has been modified, after determining the performance achievement on Core ROAA relative to the Performance Index, the payout will be modified based on relative total shareholder return positioning versus the same Performance Index. This modifier can increase or decrease the award by 25% (e.g., 1.25 or 0.75 multiplier) for top or bottom quartile performance.

Shareholders indicated that they believed the ratio of time vested awards to performance vested awards should be more heavily weighted toward performance based awards.

Our Compensation Committee changed the target allocation of time vested awards and performance vested awards for our Chairman and CEO, our President and our Chief Financial Officer so that awards are now allocated 55% for performance vested grants and 45% for time vested grants. The Committee maintains the discretion to adjust the time vested awards up or down based on current year performance. For 2024 grants, the Committee did not make any adjustments to the time-based awards thus maintaining the target mix.

Shareholders suggested that the Chair of the Compensation Committee should participate in future meetings with investors

Stephen Boswell, the Chair of our Compensation Committee and an independent member of the Board, joined second round meetings with investors regarding compensation policy and issues in 2023 and will participate in meetings with investors with respect to compensation matters going forward.

At least one shareholder suggested lengthening the vesting period for equity awards

The Compensation Committee considered this request and determined to maintain the 3-year vesting schedule based on market practices. The committee will continue to evaluate the appropriate vesting schedule for future awards.

The results of the shareholder outreach efforts, including concerns and feedback we received, were provided to our board of directors.

We use our executive compensation programs to align the interests of executive officers with our shareholders. Our programs are designed to attract, retain and motivate leadership to support our growth and sustain our competitive advantage. Our compensation opportunities are aligned with the competitive market with actual pay that is designed to vary, dependent on performance. We utilize a balance of fixed and variable pay components, cash and equity, and short- and long-term performance horizons to determine our pay. Our compensation program is designed to support our business strategies, align our pay with our performance and reinforce sound compensation governance to mitigate excessive risk taking. The below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Base Salary

●	Provides a competitive level of fixed income based on role, experience and individual performance; target market median.

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Annual Incentive Plan

●	Motivates and rewards executives for performance on key financial, operational and individual objectives in support of our annual business plan and broader corporate strategies.
●	Rewards vary based on performance (higher performance will result in above market median pay; lower performance will result in below market median pay).

Long-Term Incentive Plan

●	Aligns executives’ interests with those of shareholders through equity-based compensation.
●	Rewards executives for long-term shareholder value creation.
●	Encourages retention through multiple year vesting.
●	Motivates and rewards executives for performance – vesting and value is tied to achievement of specific performance and/or stock price appreciation.

Other Benefits

●	Provides a base level of competitive benefits for executive talent.

Employment Agreements/Severance & CIC Agreements

●	Provides employment security to key executives.
●	Focuses executives on company performance and transactions that are in the best interests of shareholders, regardless of the impact such transactions may have on the executive’s employment.

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Base Salary

The Compensation Committee reviews salaries each year based on the updated market benchmarking conducted by the Committee’s consultant with the goal of retaining a competitive positioning with the market as the Company continues to grow. The Committee considers the benchmark data provided by its consultant, performance, experience and any unique contributions of the role(s) as appropriate. The table below summarizes the salaries effective as of January 1, 2022 and January 1, 2023:

Executive	2022 Base Salary	2023 Base Salary	% Increase
Frank Sorrentino III	$900,000	$945,000	5.0%
William S. Burns	465,000	488,000	4.9
Elizabeth Magennis	500,000	525,000	5.0
Christopher Ewing	390,000	400,000	2.6
Mark Zurlini	339,900	374,000	10.0
Sharif Alexandre	360,000	375,000	4.2

In early 2024, the Compensation Committee approved the following base salaries for 2024:

Executive	2024 Base Salary	% Increase From 2023
Frank Sorrentino III	$ 972,000	2.9%
William S. Burns	502,000	2.9
Elizabeth Magennis	540,000	2.9
Christopher Ewing(1)	-	n/a
Mark Zurlini	385,000	2.9
Sharif Alexandre	385,000	2.7

(1)	Christopher Ewing resigned from the Company effective January 1, 2024.

The Compensation Committee periodically conducts comprehensive benchmark reviews. As a result, the peer group analysis and competitive benchmarking conducted in November 2022 was used to assess and set 2023 compensation levels. Peer banks consisted of publicly traded Mid-Atlantic, Connecticut, Massachusetts, and Rhode Island bank holding companies with a total asset range of $5.1 billion to $20.4 billion, that positioned the Company’s assets within a reasonable range of peer median at the time of selection. Below is a list of the 2023 peer group companies.

2023 Peer Group
Brookline Bancorp, Inc.	Independent Bank Corp.
Cambridge Bancorp	OceanFirst Financial Services, Inc.
Columbia Financial, Inc.	Peapack-Gladstone Financial Corporation
Community Bank System, Inc.	Provident Financial Services, Inc.
Customers Bancorp	Sandy Spring Bancorp, Inc.
Dime Community Bancshares, Inc.	The Bancorp, Inc.
Eagle Bancorp, Inc.	Washington Trust Bancorp, Inc.
First Commonwealth Financial Corporation	WSFS Financial Corporation
Flushing Financial Corporation

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Annual Incentive

An important element of our performance-based pay program is our Executive Annual Incentive Plan, which provides cash incentives based on attaining pre-established goals. Each participant has a target incentive opportunity expressed as a percentage of base salary, although actual payouts can range from a 50% payout at threshold performance to 150% of target for stretch performance, with no payout below threshold. The 2023 incentive targets are summarized below.

Target
Executive	Incentive
Frank Sorrentino III	95%
William S. Burns	65
Elizabeth Magennis	65
Christopher Ewing	50
Mark Zurlini	35
Sharif Alexandre	35

The Compensation Committee establishes performance measures on an annual basis that are tied specifically to the Company’s financial performance (return on average assets, operating efficiency ratio, tangible book value, pre-provision net revenue (“PPNR”) and strategic performance) and individual executive performance. These metrics were selected by the Compensation Committee to reflect our profitability, strategic priorities and shareholder value. Further, these metrics were reduced from the prior year metric targets in order to reflect the significantly more difficult economic environment the Company faced, including projected increases in the cost of bank funding nation-wide, narrowing of net interest margins, reduced market liquidity, and lower loan growth. The weights and performance goals of these factors are summarized in the following table:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Stretch (150%)
Core Return on Assets ("ROA")	18.75%	0.60%	0.90%	1.20%
Operating Efficiency Ratio (1)	18.75	52.5	47.5	42.5
Tangible Book Value Per Share	18.75	$ 22.00	$ 22.75	$ 23.50
PPNR	18.75	1.25%	1.50%	1.75%
Individual Strategic Performance	25.00

(1) The Operating Efficiency Ratio is calculated as total noninterest expenses, excluding amortization of intangibles, foreclose property expense and other non-operating expenses, divided by the sum of (i) net interest income, on a fully taxable equivalent basis and (ii) noninterest income, excluding securities gains/losses and other nonrecurring items.

At the end of the year, the Compensation Committee determined a payout percentage based on an assessment of the Company’s four quantitative financial measures as well as an assessment of each executive’s performance and contribution toward strategic goals. The corporate results, which resulted in an overall below-target payout of 97.9%, were calculated as follows:

	2023
Performance Measure	Performance	Result	Payout Result
Core Return on Assets	0.92%	Between Target & Stretch	103%
Operating Efficiency Ratio	51.50	Between Threshold & Target	60
Tangible Book Value Per Share	$ 23.14	Between Target & Stretch	126
PPNR	1.33%	Between Threshold & Target	66
Individual Strategic Performance	(See Next Paragraph)		125

In determining the performance on the individual portion of the annual incentive, the Committee considered its assessment of the Chief Executive Officer’s performance and the Chief Executive Officer’s evaluation of the Named Executive Officers’ performance. In light of the Company’s performance in a difficult banking environment and in consideration of the significant individual and collective achievements of the executive team during 2023, the Committee approved payouts of 125% of target on the individual strategic performance portion for all Named Executive Officers. The table below summarizes some of the key accomplishments considered by the Committee in determining the individual component.

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Named Executive Officers & Select 2023 Individual Results

Frank Sorrentino III

●

Led the Company’s response to the market volatility during the early spring of 2023 related to the failure of several large regional banks and the industry-wide associated deposit runoff – due to the Company’s customer outreach and various other strategies to enhance liquidity and Federal deposit insurance coverage for customers the Company incurred very little deposit run-off.

●	Managed the Executive Team to provide the leadership required to accomplish the stated goals of Company during a difficult banking environment.
●

Ensured that the Board was well positioned, in terms of information, updates and guidance to exercise its oversight of the Company’s reaction to the banking market volatility and its strategic direction, leading numerous special meetings to ensure that the Board was kept up to date.

●	Led Company’s continuing technology development and innovation initiatives to further position the Company as a technology forward partner.
●	Active engagement with all stakeholders including Institutional Investors, Management, Community and Digital users.
●	Served a critical role as the public face of the Company for client development.
●	Provided active engagement with potential M&A partners.
●	Provided strategic advice to all Board Committees on all topics affecting the Company.
●	Led the Company to one of its best growth years based on metrics, size and capability.

William S. Burns

●

Provided leadership in response to the failure of several large regional banks in the Spring of 2023, effectively and significantly fortifying the Bank’s liquidity position while simultaneously reducing its reliance on uninsured deposits.

●	Prudently managed and hedged the Bank’s securities portfolio during an increasing interest rate environment, largely mitigating the ill-effects of “AOCI” on the Bank’s tangible common equity.
●

Guided and supported the Bank and its executive team on strategic direction, risk management and controls, credit administration, product pricing, product development, staffing, and overall expense management.

●	Provided guidance to the Board of Directors, enhancing its oversight of the Bank during a continuing complex financial and economic operating environment.
●	Primary point of contact with sell-side research coverage. Coverage increased to five firms/analysts all with “buy” or “strong buy” ratings.

Elizabeth Magennis

●

Enhanced the Bank’s management strength through the recruitment and retention of additional talent, including a Chief Strategic Operations Officer, a Chief Digital Officer and key additions to the Bank’s Long Island, New York market team.

●	Led enhanced management focus on deposit gathering through internal reorganization and changes in branch focus which helped lead to an increase in average total deposits of $765 million, or 11.3%.
●	Maintained focus on non-interest expense and kept employee head count relatively flat while adding talent in critical areas.
●	Led continuing efforts to diversify loan portfolio as commercial loans increased by more than $105 million.

Mark Zurlini

●	Led the Bank’s organic loan and deposit growth initiatives.
●	Strengthened lending function across the Bank by enhancing the closing, backend booking, scanning and quality control processes. Developed standardized loan documents.
●

Collaborated with Human Resources, the Chief Credit Officer and Training to develop a credit training program for current and new employees. Provided guidance to Culture Team to define Predictive Indexes for all Lending Group job titles.

●	Oversaw the Special Assets and Construction Administrative Groups.
●	Engaged with Technology and Finance to better capture, measure and facilitate deposit growth.
●	Worked closely with Marketing and Retail Sales Groups to ensure clients are being touched on an ongoing and programmatic basis.

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Sharif Alexandre

●	Oversaw the completion of major network upgrades that significantly enhanced both the performance and security of our IT infrastructure.
●	Led the development of a number of features to the data warehouse to add new data sources, reduce latency and increase scalability.
●	Collaborated with CCO and ISO to develop the foundation of our data governance policies and procedures.
●	Worked closely with cross functional teams to deploy new messaging and collaboration tools (Slack and Simpplr) across the organization.
●	Oversaw the design and development of core applications critical to the operation of our subsidiary BoeFly.

Executive	2023 Target Annual Incentive Award	2023 Actual Annual Incentive Award
Frank Sorrentino III	$ 897,750	$ 878,897
William S. Burns	317,200	310,539
Elizabeth Magennis	341,250	334,084
Christopher Ewing	240,000	195,800
Mark Zurlini	131,250	128,151
Sharif Alexandre	130,900	128,494

Long-Term Incentives – Equity-Based Awards

The Company’s long-term incentive plan (“LTIP”) is designed to be performance-based, align executives with shareholder interest and promote the long-term success of the Company. In March 2023, the Committee approved a target long-term incentive award (split evenly between performance shares and time vested deferred stock).

2023 LTIP Mix–All NEOs

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Time-vested deferred stock units (“DSU”). Awards have a target opportunity but can be granted based on a lookback on performance and the Compensation Committee’s assessment of factors including the business environment, affordability, and corporate and individual performance. The value of awards granted may vary from 0% – 150% of target for that component, based on the Committee assessment. Once granted, deferred stock vests ratably over a three-year period, and is subject to forfeiture if the grantee leaves service prior to the vesting date.

Performance-based restricted shares (“Performance shares”). Performance shares are granted at target and earned based on our future three-year performance for the period January 1, 2023 through December 31, 2025. The potential number of shares that can vest following the three-year performance period range from 0% to 150% of the target levels depending on our Core Return on Average Assets (Core ROA) performance relative to an industry index. Core ROA was determined by the Compensation Committee to be an effective indicator of the profitability of the Company. Strong Core ROA, over time, particularly relative to industry competitors, enhances the Company’s performance and aligns with shareholder value. As used herein, “Core ROA” is defined by S&P Capital IQ as net income, excluding the after-tax effect of realized gains/losses on securities, nonrecurring items and amortization of intangibles and goodwill divided by average assets. For 2024, this program has been revised to also consider our total shareholder return relative to an industry index. See “Compensation Discussion & Analysis – Shareholder Engagement”.

The Industry Index allows for relative comparison of the Company’s performance to the performance of other banks of similar size/region during the same three-year performance period. The Industry Index is objectively determined and consists of banks in the Mid-Atlantic and Northeast Region with total assets between $4.5 billion and $25.0 billion, traded on the NASDAQ or NYSE exchanges. Performance shares granted prior to 2024 vest after three years based on the Company’s Core ROA performance relative to the Industry Index banks in accordance with the payout scale below:

% of Performance
CNOB Ranking vs.	Units Earned
Industry Index	(2023 - 2025)
75th percentile and above	150%
50th percentile	100
30th percentile	50
Below 30th percentile	0

Commencing in 2024, grants are also subject to a relative total shareholder return modifier to determine the vesting of performance unit awards. After determining the performance achievement on Core ROAA relative to the Performance Index, the payout will be modified based on relative total shareholder return positioning versus the same Performance Index. This modifier can increase or decrease the award by 25% (e.g., 1.25 or 0.75 multiplier) for top or bottom quartile performance.

Below is a summary of the 2023 grants:

●	Performance units were granted in March 2023 at target, since vesting is dependent upon actual performance for the three-year period commencing January 1, 2023 and ending December 31, 2025.
●

Deferred Stock Units were granted in March 2023 based on the Compensation Committee’s consideration of 2022 Company and individual performance. Considerations in determining the award of deferred stock units included continued strong profitability and low operating efficiency ratio, and individual performance contributions that collectively resulted in a strong market positioning for the Company going forward. Based on these assessments, the Committee approved grants at a range of 125-150% of target.

	Performance Units		Deferred Stock Units		Total
	Target # Shares	Grant Value	# Shares	Grant Value	Grant Value
Frank Sorrentino III	32,941	$ 590,632	49,411	$ 885,939	$ 1,476,571
William S. Burns	8,846	158,609	13,268	237,895	396,504
Elizabeth Magennis	9,516	170,622	14,274	255,933	426,555
Christopher Ewing	6,693	120,005	8,366	150,002	270,008
Mark Zurlini	3,650	65,445	5,475	98,167	163,611
Sharif Alexandre	3,660	65,624	5,490	98,436	164,060

By policy, we do not pay current dividends or dividend equivalents on performance units or deferred stock units.

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2021 – 2023 Performance Share Vesting

Performance units granted in the first quarter of 2021 were designed to vest between 0% to 150% of target based on the Company’s relative core return on assets compared to an objectively determined industry index (i.e., U.S. bank holding companies headquartered in the Northeast and Mid-Atlantic regions with total assets between $2.0 billion and $11.0 billion as of year-end 2018). Based on data reported by S&P Global for the period January 1, 2021 through December 31, 2023, the Company’s actual core return on assets of 1.37% ranked at the 83rd percentile (above the 75th percentile payout level) resulting in the vesting of 150% of the target performance units.

Retirement Benefits and Perquisites

One of the goals of the Company’s compensation program is to provide limited retirement benefits to our NEOs as an additional retention tool. The Company therefore entered into Supplemental Executive Retirement Plans with Frank Sorrentino III, William S. Burns, and Elizabeth Magennis, during 2019 and supplemented those plans in 2021. The benefits under each plan differ based upon a number of factors, including, among others, the participant’s age, the reason for any separation from service, and whether the participant has met the vesting requirements set forth in the plan at the time of any payment triggering event. In addition, Executives participate in the ConnectOne Bank 401(k) Retirement Plan, which is offered to all Bank employees. As stated in the Executive Compensation Objectives and Policies section, the Bank does not place emphasis on perquisites for NEOs, although a car allowance is provided to this group to offset any and all automobile expenses (mileage, tolls, insurance, gas) incurred as part of their job duties.

Employment Agreements

The Company is party to employment agreements with several executives. The following is a summary of those agreements.

Mr. Sorrentino’s Employment Agreement

The employment agreement with Mr. Sorrentino has an initial three-year term, and will automatically renew for one additional year unless any party provides written notice of its intention not to renew. Under the agreement, Mr. Sorrentino will receive an annual base salary of at least $735,000, subject to an increase as determined by the Board. He will also be eligible to participate in the Company’s incentive plans and other benefit plans for executive officers. Under the agreement, the Company or Bank will reimburse Mr. Sorrentino for his reasonable business expenses, and provide him with a $1,250 monthly car allowance. In the event that Mr. Sorrentino’s employment is terminated without “cause” or he resigns for “good cause”, as such terms are defined in the employment agreement, he is entitled to receive a lump sum cash payment equal to two and a half (2.5) times the sum of his current base salary and target cash bonus; (ii) a prorated bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Mr. Sorrentino will receive: (i) a lump sum cash payment equal to three (3) times the sum of Mr. Sorrentino’s current base salary and target cash bonus; (ii) a prorated bonus for the year of termination based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid, and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

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Mr. Burns’ Employment Agreement

The employment agreement with Mr. Burns has an initial three-year term, and will automatically renew for one additional year unless any party provides written notice of its intention not to renew. Under the agreement, Mr. Burns will receive an annual base salary of at least $381,000, subject to an increase as determined by the Board. He will also be eligible to participate in the Company’s incentive plans and other benefit plans for executive officers. Under the agreement, the Company or Bank will reimburse Mr. Burns for his reasonable business expenses, and provide him with a $750 monthly car allowance. In the event that Mr. Burns’ employment is terminated without “cause” or he resigns for “good cause”, as such terms are defined in the employment agreement, he is entitled to receive a lump sum cash payment equal to two and a half (2.5) times the sum of his current base salary and target cash bonus; (ii) a prorated bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Mr. Burns will receive: (i) a lump sum cash payment equal to three (3) times the sum of Mr. Burns’ current base salary and target cash bonus; (ii) a prorated bonus for the year of termination, based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

Ms. Magennis’ Employment Agreement

The employment agreement with Ms. Magennis has an initial three-year term, and will automatically renew for one additional year unless any party provides written notice of its intention not to renew. Under the agreement, Ms. Magennis will receive an annual base salary of at least $525,000, subject to an increase as determined by the Board. She will also be eligible to participate in the Company’s incentive plans and other benefit plans for executive officers. Under the agreement, the Company or Bank will reimburse Ms. Magennis for her reasonable business expenses, and provide her with a $750 monthly car allowance. In the event that Ms. Magennis’ employment is terminated without “cause” or she resigns for “good cause”, as such terms are defined in the employment agreement, she is entitled to receive a lump sum cash payment equal to two and a half (2.5) times the sum of her current base salary and target cash bonus; (ii) a prorated bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Ms. Magennis will receive: (i) a lump sum cash payment equal to three (3) times the sum of Ms. Magennis’ current base salary and target cash bonus; (ii) a prorated bonus for the year of termination, based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

Mr. Zurlini’s Change in Control Agreement

The Company is subject to a Change in Control Agreement with Mr. Zurlini. Under the terms thereof, if the Company were to undergo a “change in control” as defined in the Change in Control Agreement, followed by either (i) involuntary termination of Mr. Zurlini’s employment by the Company or the Bank or (ii) voluntary termination of employment by Mr. Zurlini under certain circumstances provided for in the agreement, then Mr. Zurlini would be entitled payment of his then current annual salary (or, if higher, the annual salary in effect on the day prior to the consummation of the Change in Control) plus (ii) the target bonus potential for the year in which Change in Control occurs, or if not such target has been established, an amount equal to thirty percent (30.0%) of his annual salary for the year. Such amount shall be paid within 10 days, subject to compliance with section 409A of the Internal Revenue Code, after the Company or the Bank receives an executed a general release of claims in favor of the Company, the Bank, its subsidiaries and affiliates and related parties.

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The Compensation Committee of the Board of Directors is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. This includes oversight of the total compensation programs for the Company’s CEO and other executive officers, including all Named Executive Officers. The Committee is comprised solely of independent directors. The Committee receives input and data from Finance and Human Resources functions as well as outside consultants and advisors to provide external reference and perspective.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity and other benefits and perquisites. The Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Named Executive Officers’ compensation, including base salary, incentives and equity grants based on this review. The Compensation Committee reviews its decisions with the full Board of Directors.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resources, accounting or other advisors, or consultants as it deems desirable or appropriate. The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation. The Committee has direct access to and meets periodically with the compensation consultant independently of management.

The Compensation Committee retains Meridian Compensation Partners LLC (“Meridian”) as its compensation consultant. Meridian reports directly to the Committee and performs no other work for the Company. The Consultant carries out its responsibilities to the Committee as requested by the Committee. The Committee has reviewed and concluded that Meridian’s consultation services comply with the standards adopted by the SEC and by NASDAQ with respect to compensation advisor independence and conflicts of interest.

Although the Committee makes independent determinations on all matters related to compensation of the Named Executive Officers, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the Chief Executive Officer, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and input on his assessment of the Named Executive Officers, including contribution and individual performance of each of his direct reports. The Chief Executive Officer and the Chief Financial Officer often assist the Committee on matters of design, administration and operation of the Company’s compensation programs.

Although executives may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management present. While the Chief Executive Officer makes recommendations on other Named Executive Officers, the Committee is ultimately responsible for approving compensation for all Named Executive Officers. The Chief Executive Officer’s compensation is discussed in executive session without members of management, including the Chief Executive Officer, present.

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As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Our insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. The policy also prohibits directors and executive officers from pledging the Company’s securities as collateral for a loan or otherwise (although pledges outstanding as of the date the policy was amended to prohibit pledging (November 23, 2021) are allowed to remain in effect).

The Company has a Compensation Recoupment Policy requiring the return of incentive compensation in the event of a financial restatement. Specifically, if the Company restates its financial statements, then, to the fullest extent permitted by law, the Company shall require each current or former executive officer, to reimburse such compensation that would have been in excess of that which would have been paid based to him or her upon the financial statements as so restated. A copy of our Compensation Recoupment policy is available on our website at https://ir.connectonebank.com/.

The Compensation Committee has a stock ownership policy that requires officers with the title Executive Vice President and above, together with members of the Board, to own a significant amount of the Company’s stock. Specific guidelines are:

●	Six (6) times the then annual base salary for the Chief Executive Officer
●	Three (3) times the then annual base salary for the Bank President and the Senior Executive Vice President, Chief Financial Officer
●	Two (2) times the then annual base salary for other Executive Vice Presidents
●

Directors, other than the CEO and Bank President, are expected to achieve ownership equal to five (5) times the sum of (i) the then-current annual cash retainer and (ii) the then-current value of the annual equity award.

The period to achieve compliance is five (5) years from the day the individual becomes subject to the policy. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unexercised stock options and unvested performance shares are excluded):

●

Beneficially owned shares that the individual owns or has voting power over, including the power to vote (including restricted shares), or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition.

●	Shares owned by an individual in the Company’s benefit plans (e.g., 401(k)).

The Compensation Committee evaluates compliance with our stock ownership policy annually, and has determined that at year-end 2023, all of our executive officers were in compliance.

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The Committee reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of the Company that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of the Company. In particular, the Committee focuses on the risks associated with the design of each plan, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, awards are capped, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.

We have determined our executive and employee incentive compensation plans are not reasonably likely to have a material adverse effect on the Company. Further, it is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Compensation Committee’s review of and discussion with management with respect to the CD&A, the Compensation Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The foregoing report is provided by the Compensation Committee of the Board of Directors:

Compensation Committee
Stephen T. Boswell (Chairman)
Katherin Nukk-Freeman
William A. Thompson

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The following table sets forth for the prior three years the compensation paid to (a) the Company’s Chief Executive Officer and Chief Financial Officer and our three other most highly compensated executive officers earning in excess of $100,000 for the fiscal year ended December 31, 2023 and who were serving as of December 31, 2023, (collectively the “Named Executive Officers”):

Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards(1) ($)(e)	Option Awards ($)(f)	Non-equity incentive plan compensation ($)(g)	Change in pension value and non-qualified deferred compensation earnings ($)(h)	All other compensation(2)($)(i)	Total ($)(j)
Frank Sorrentino III,	2023	$ 945,000	$ -	$ 1,476,571	-	$ 878,897	$ 182,004	$ 26,575	$ 3,509,048
Chairman &	2022	900,000	-	1,237,512	-	1,147,500	685,309	35,794	4,006,115
Chief Executive Officer	2021	825,000	-	928,125	-	928,000	352,817	35,044	3,068,986
William S. Burns,	2023	$ 488,000	$ -	$ 396,504	$ -	$ 310,539	$ 192,437	$ 31,009	$ 1,418,489
Senior Executive Vice President	2022	465,000	-	348,762	-	418,500	470,779	29,794	1,732,835
& Chief Financial Officer	2021	430,000	-	290,260	-	323,000	233,595	29,044	1,305,899
Elizabeth Magennis,	2023	$ 525,000	$ -	$ 426,555	$ -	$ 334,084	$ (7,461)	$ 27,420	$ 1,305,598
President of ConnectOne Bank	2022	500,000	-	375,002	-	450,000	149,540	26,182	1,500,724
	2021	450,000	-	303,763	-	338,000	69,759	25,432	1,186,954
Chris Ewing,	2023	$ 400,000	$ -	$ 270,008	$ -	$ 195,800	$ 24,742	$ 31,009	$ 921,559
Executive Vice President &	2022	390,000	-	292,511	-	268,125	104,468	29,794	1,084,898
Chief Operations Officer(3)	2021	375,000	-	247,503	-	281,000	120,483	29,044	1,053,030
Marz Zurlini,	2023	$ 374,000	$ 60,000	$ 163,611	$ -	$ 128,151	$ -	$ 21,986	$ 747,749
Executive Vice President &	2022	339,900	60,000	65,027	-	178,448	-	22,005	665,381
Chief Lending Officer	2021	306,974	150,000	37,516	-	-	-	17,514	512,005
Sharif Alexandre,	2023	$ 375,000	$ -	$ 164,060	$ -	$ 128,494	$ -	$ 16,942	$ 684,496
Executive Vice President &	2022	325,000	-	-	-	171,000	-	10,320	506,320
Chief Technology Officer(4)	2021

(1)

Stock awards reported in 2023 reflect the grant date fair value of deferred stock units awards and performance units awards under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”) granted by the Compensation Committee under the Equity Incentive Plan, which permits the Compensation Committee to determine to pay awards, in whole or in part, in the form of grants of stock-based awards under the Long-Term Stock Incentive Plan. Deferred stock units awards are time-based, while the performance units awards are performance-based.

(2)	Mr. Sorrentino’s “All other compensation” total includes a $15,000 annual car allowance for 2021, 2022 and 2023.
(3)	Mr. Ewing resigned from the Company effective January 1, 2024.
(4)	Mr. Alexandre commenced employment with the Company effective January 1, 2022.

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The value of the time-based deferred stock units awards reported in column (e) for each of our Named Executive Officers’ were as follows:

Name	Value of Deferred Stock Unit Awards Issued in 2023 (a)
Frank Sorrentino III	$ 885,939
William S. Burns	237,895
Elizabeth Magennis	255,933
Christopher Ewing	150,002
Mark Zurlini	98,167
Sharif Alexandre	98,436

(a)	These values are based on the market value at the time of grant. Restrictions on time-based deferred stock units awards lapse at the rate of one-third each year over a three-year period.

Restrictions on performance-based awards lapse based on achievement of the performance goals set forth in the awards agreement based on performance as compared to peer groups. The following tables detail the value of the performance units award at the time they were granted, assuming a probable outcome regarding performance, and the value assuming the maximum achievement of performance goals.

Name	Target Value at Grant Date	Maximum Value at Grant Date
Frank Sorrentino III	$ 590,632	$ 885,948
William S. Burns	158,609	237,913
Elizabeth Magennis	170,622	255,933
Christopher Ewing	120,005	180,008
Mark Zurlini	65,445	98,167
Sharif Alexandre	65,624	98,436

41

The Company and the Bank are parties to employment agreements with Messrs. Frank Sorrentino III, our Chairman, Chief Executive Officer, and President, William S. Burns our Senior Executive Vice President and Chief Financial Officer, and Ms. Elizabeth Magennis, our Bank President. In addition, the Company is party to a Change in Control Agreement with Mr. Mark Zurlini, our Chief Lending Officer. Each of these agreements include provisions with respect to post-termination benefits, as described below.

In the event that Mr. Sorrentino’s employment is terminated without “cause” or he resigns for “good cause”, as such terms are defined in the employment agreement, he is entitled to receive a lump sum cash payment equal to two and a half (2.5) times the sum of his current base salary and target cash bonus; (ii) a prorated bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Mr. Sorrentino will receive: (i) a lump sum cash payment equal to three (3) times the sum of Mr. Sorrentino’s current base salary and target cash bonus; (ii) a prorated bonus for the year of termination based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid, and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. The following table summarizes potential payments to Mr. Sorrentino assuming a triggering termination of employment occurred on December 31, 2023, and calculated based on actual performance meeting targeted objectives. The table does not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Payments and Benefits (in dollars)	Involuntary Termination without Cause or Registration for Good Reason	Change in Control	Involuntary Termination without Cause or Resignation for Good Reason following a Change in Control
Cash Compensation	$4,608,875	$-	$5,528,250
Value of Continued Health and Welfare Benefits	30,473	-	30,473
Acceleration of Stock Awards	-	2,736,485	2,736,485
Acceleration of Benefits Pursuant to Supplemental Executive Retirement Plans	-	-	1,080,260

In the event that Mr. Burns’ employment is terminated without “cause” or he resigns for “good cause”, as such terms are defined in the employment agreement, he is entitled to receive a lump sum cash payment equal to two and a half (2.5) times the sum of his current base salary and target cash bonus; (ii) a prorated target bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Mr. Burns will receive: (i) a lump sum cash payment equal to three (3) times the sum of Mr. Burns’ current base salary and target cash bonus; (ii) a prorated bonus for the year of termination based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. The following table summarizes potential payments to Mr. Burns assuming a triggering termination of employment occurred on December 31, 2023, and calculated based on actual performance meeting targeted objectives. The table does not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

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Payments and Benefits (in dollars)	Involuntary Termination without Cause or Registration for Good Reason	Change in Control	Involuntary Termination without Cause or Resignation for Good Reason following a Change in Control
Cash Compensation	$2,013,000	$-	$2,415,600
Value of Continued Health and Welfare Benefits	25,586	-	25,586
Acceleration of Stock Awards	-	750,280	750,280
Acceleration of Benefits Pursuant to Supplemental Executive Retirement Plans	-	-	144,658

In the event that Ms. Magennis’ employment is terminated without “cause” or she resigns for “good cause”, as such terms are defined in the employment agreement, she is entitled to receive a lump sum cash payment equal to one and a half (1.5) times the sum of her current base salary and target cash bonus; (ii) a prorated bonus for the year of termination and (iii) continued health and welfare benefits for up to 18 months. If such a termination occurs within two years following a change in control (as defined in the employment agreement), Ms. Magennis will receive: (i) a lump sum cash payment equal to two (2) times the sum of Ms. Magennis’ current base salary and target cash bonus; (ii) a prorated bonus for the year of termination based on actual performance and will be paid at the time annual bonuses for such year are ordinarily paid and (iii) continued health and welfare benefits for up to 18 months. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. The following table summarizes potential payments to Ms. Magennis assuming a triggering termination of employment occurred on December 31, 2023, and calculated based on actual performance meeting targeted objectives. The table does not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Payments and Benefits (in dollars)	Involuntary Termination without Cause or Registration for Good Reason	Change in Control	Involuntary Termination without Cause or Resignation for Good Reason following a Change in Control
Cash Compensation	$2,165,625	$-	$2,598,750
Value of Continued Health and Welfare Benefits	15,515	-	15,515
Acceleration of Stock Awards	-	805,607	805,607
Acceleration of Benefits Pursuant to Supplemental Executive Retirement Plans	-	-	600,733

In the event of a change in control followed by either (i) involuntary termination of Mr. Zurlini’s employment by the Company or the Bank or (ii) voluntary termination of employment by Mr. Zurlini under certain circumstances provided for in the agreement, then Mr. Zurlini would be entitled payment of his then current annual salary (or, if higher, the annual salary in effect on the day prior to the consummation of the Change in Control) plus (ii) the target bonus potential for the year in which Change in Control occurs, or if not such target has been established, an amount equal to thirty percent (30.0%) of his annual salary for the year. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. The following table summarizes potential payments to Mr. Zurlini, assuming a triggering termination of employment occurred on December 31, 2023. The table does not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Payments and Benefits (in dollars)	Involuntary Termination without Cause or Registration for Good Reason	Change in Control	Involuntary Termination without Cause or Resignation for Good Reason following a Change in Control
Cash Compensation	$-	$-	$504,900
Value of Continued Health and Welfare Benefits	-	-	-
Acceleration of Stock Awards	-	251,735	251,735
Acceleration of Benefits Pursuant to Supplemental Executive Retirement Plans	-	-	-

43

Frank Sorrentino III, our Chairman and Chief Executive Officer, had fiscal 2023 total compensation of $3,509,048, as reflected in the Summary Compensation Table above. We estimate that the median annual compensation for all Company employees, excluding Mr. Sorrentino, was $78,000 for 2023, based on a median total cash compensation as of December 31, 2023. As a result, Mr. Sorrentino’s 2023 annual compensation was approximately 45.0 times that of the median annual compensation for all employees.

Pay Versus Performance Table for 2023

					Value of Initial Fixed $100 Investment
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Summary Compensation Actually Paid to Non-PEO NEOs(4)	TSR (5)	Peer Group TSR(6)	Net Income (7) (thousands)	Core Return on Average Assets (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,509,048	$3,189,968	$1,048,246	$1,001,064	$97.9	$124.5	$87,003	0.93%
2022	4,006,115	2,703,464	1,255,457	1,041,643	99.8	113.4	125,211	1.47
2021	3,068,986	5,282,254	1,046,208	1,597,023	131.9	132.2	130,353	1.70
2020	2,848,393	2,878,128	970,211	1,021,790	78.6	88.2	71,289	1.16

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Frank Sorrentino III (our Chairman and CEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2023.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Sorrentino, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to Mr. Sorrentino during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to Mr. Sorrentino total compensation for each year to determine the compensation actually paid to Mr. Sorrentino:

44

2023
Summary Compensation Table Total:	$3,509,048
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table:	(1,476,571)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding:	1,886,684
Addition of change in fair value at FY end versus prior FY end for awards granted in a prior FY that remained outstanding:	(84,863)
Addition of change in fair value at vesting date versus prior FY end for awards granted in a prior FY that vested during the FY:	(574,644)
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table:	(182,004)
Addition of service costs and prior service costs:	112,318
Compensation Actually Paid (CAP)	$3,189,968

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Named Executed Officers (“NEOs”) as a group (excluding Mr. Sorrentino) in the “Total” column of the “Summary Compensation Table for 2023” in each applicable year. The names of the NEOs (excluding Mr. Sorrentino) included for the purpose of calculating the average amounts in each applicable year are William S. Burns, Elizabeth Magennis, Christopher Ewing, Mark Zurlini and Sharif Alexandre for 2023; William S. Burns, Elizabeth Magennis, Christopher Ewing and Michael O’Malley for 2022; William S. Burns, Elizabeth Magennis, Christopher Ewing and Laura Criscione for 2021.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Sorrentino), as computed in accordance with Item 402(v) of SEC Regulation S-K. The names of the NEOs (excluding Mr. Sorrentino) included for the purpose of calculating the average amounts in each applicable year are William S. Burns, Elizabeth Magennis, Christopher Ewing, Mark Zurlini and Sharif Alexandre for 2023; William S. Burns, Elizabeth Magennis, Christopher Ewing and Michael O’Malley for 2022; William S. Burns, Elizabeth Magennis, Christopher Ewing and Laura Criscione for 2021. The dollar amounts reported do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Sorrentino) during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Sorrentino) for each year to determine the compensation actually paid, using the same methodology described above in footnote (2):

2023
Summary Compensation Table Total:	$1,048,246
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table:	(279,100)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding:	363,069
Addition of change in fair value at FY end versus prior FY end for awards granted in a prior FY that remained outstanding:	(15,009)
Addition of change in fair value at vesting date versus prior FY end for awards granted in a prior FY that vested during the FY:	(99,770)
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table:	(41,943)
Addition of service costs and prior service costs:	25,572
Compensation Actually Paid (CAP)	$1,001,064

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s common share price at the end and the beginning of the measurement period by the Company’s common share price at the beginning of the measurement period.

45

(6)

Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each measurement period for which a return is indicated. The peer group used for this purpose is the Company’s peer group as defined in the section captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis.” The same financial services holding companies were included in the Company’s Compensation Peer Group disclosed in the section captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” in the Company’s Proxy Statement for each of the 2022 Annual Meeting and the 2021 Annual Meeting of Shareholders.

(7)	The dollar amounts reported represent the amount of net income (in thousands) reflected in the Company’s audited consolidated financial statements for the applicable year.

(8)

While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, we have determined that Core Return on Average Assets (“Core ROAA”) is the financial performance measure that, in Company's opinion, represents the most important performance measure (that is not otherwise required to be disclosed in this table) we used to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company's performance. Core ROAA is defined as core income as a percentage of average assets. Core income is defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on sale of held-to-maturity and available-for-sale securities, amortization of intangibles, goodwill and nonrecurring items. Examples of nonrecurring items include, but are not limited to, merger charges, loss on debt extinguishment, and gains on sales of branches. Our Compensation Committee believes Core ROAA is the most comprehensive and consistent measure of profitability and the least likely to be impacted by items that can conflict with optimal performance. Set forth below are the most important financial performance measures we used to link compensation actually paid to the CEO and Other NEOs to our performance for the year ended December 31, 2023:

●   Core ROAA

●   Efficiency Ratio

●   Attainment of a target tangible book value per share.

Compensation Actually Paid Versus Company Performance

The following charts provide a clear, visual depiction of the relationships between CAP for our CEO and the average CAP for our Other NEOs, to aspects of the Company’s financial performance.

CEO and Average Other NEOs CAP vs. Company TSR and Peer Group TSR	CEO and Average Other NEOs CAP vs. GAAP Net Income

CEO and Average Other NEOs

CAP vs. Core ROAA %

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The following table represents the grants of awards to the Named Executive Officers in 2023:

Grants of Plan-Based Awards
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All other stock awards: Number of shares of stock or units (#) (i)	All other stock awards: Number of securities underlying options (#) (j)	Exercise or base price of option awards ($/share) (k)	Grant date fair value of stock and option awards ($) (l)
Frank Sorrentino III	3/20/2023				16,471	32,941	49,412	49,411			$ 1,476,571
William S. Burns	3/20/2023				4,423	8,846	13,269	13,268			396,504
Elizabeth Magennis	3/20/2023				4,758	9,516	14,274	14,274			426,555
Christopher Ewing	3/20/2023				3,347	6,693	10,040	8,366			270,008
Mark Zurlini	3/20/2023				1,825	3,650	5,475	5,475			163,611
Sharif Alexandre	3/20/2023				1,830	3,660	5,490	5,490			164,060

The following table sets forth, for each of the Named Executive Officers, information regarding outstanding stock options and stock awards as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) exerciseable (#)(b)	Number of securities underlying unexercised options (#) un-exerciseable (#)(c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(d)	Option exercise price ($)(e)	Option expiration date (#)(f)	Number of shares or units of stock that have not vested (#)(g)	Market value of shares or units of stock that have not vested ($)(h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(j)
Frank Sorrentino III	-	-	-	$ -	n/a	71,313	$ 1,633,781	64,313	$ 1,473,411
William S. Burns	-	-	-	-	n/a	19,111	437,833	18,555	425,095
Elizabeth Magennis	-	-	-	-	n/a	21,075	482,828	19,734	452,106
Christopher Ewing	-	-	-	-	n/a	-	-	6,686	153,176
Mark Zurlini	-	-	-	-	n/a	5,475	125,432	2,738	62,728
Sharif Alexandre	-	-	-	-	n/a	7,410	169,763	4,612	105,661

The following table sets forth certain information regarding exercises of options or vesting of shares during the Company’s fiscal year ended December 31, 2023 by our Named Executive Officers:

Option Exercises and Stock Vested
	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#)(b)	Value realized on exercise ($)(c)	Number of shares acquired on vesting (#)(d)	Value realized on vesting ($)(e)
Frank Sorrentino III	-	$ -	90,959	$ 1,627,473
William S. Burns	-	-	28,213	504,773
Elizabeth Magennis	-	-	27,914	499,365
Christopher Ewing	-	-	24,459	437,641
Mark Zurlini	-	-	1,023	41,094
Sharif Alexandre	-	-	961	17,298

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Each participant listed below is a party to a Supplemental Executive Retirement Plan Agreement and a Split Dollar Life Insurance Agreement. Each of Messrs. Sorrentino and Burns and Ms. Magennis are also parties to a 2021 Supplemental Executive Retirement Plan Agreement dated April 1, 2022 that augments and supplements the original Supplemental Executive Retirement Plan Agreement. Subject to their terms and conditions, each Supplemental Executive Retirement Plan agreement and 2021 Supplemental Executive Retirement Plan Agreement is an unfunded promise intended to provide each of the participants with certain supplemental benefits upon retirement, or if earlier, upon his or her separation from service for certain qualifying terminations of employment. The amount and timing of payment of the supplemental retirement benefits vary based on a number of factors, including, among others, the participant’s age, the reason for any separation from service, and whether the participant has met the vesting requirements set forth in the agreement at the time of any payment triggering event.

The benefit amount payable to each Participant is a certain percentage of the Executive’s final salary, as defined in the Plan, exclusive of bonus, incentive compensation, and benefits as of the date of the termination of employment), as follows:

Participant	Final Salary Percentage
Frank Sorrentino III	37.5%
William S. Burns	30.0
Elizabeth Magennis	30.0
Christopher Ewing	20.0

48

Pursuant to each of the Split Dollar Life Insurance Agreements, each named executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under a life insurance policy owned by the Bank in the event of the participant’s death while the Agreement remains in effect. The amounts payable to the participants’ beneficiaries vary among the participants, and the age at which a participant dies.

The following table sets forth certain information regarding nonqualified deferred compensation benefits to the Named Executive Officer of the Company during the Company’s fiscal year ended December 31, 2023:

Nonqualified Deferred Compensation
Name (a)	Executive contributions in 2023 ($)(b)	Registrant contributions in 2023 ($)(c)	Aggregate earnings in 2023 ($)(d)	Aggregate withdrawals/ distributions ($)(e)	Aggregate balance at last 2023 ($)(f)
Frank Sorrentino III	-	$182,004	-	-	$1,531,012
William S. Burns	-	192,437	-	-	1,106,063
Elizabeth Magennis	-	(7,461)	-	-	264,066
Christoher Ewing	-	24,742	-	-	408,430
Mark Zurlini	-	-	-	-	-
Sharif Alexandre	-	-	-	-	-

49

The following table sets forth certain information regarding compensation actually paid to the Directors during the Company’s fiscal year ended December 31, 2023, which is generally paid quarterly in arrears:

Director Compensation
Name (a)	Fees earned or paid in cash ($)(b)	Stock Awards ($)(c)	Options awards ($)(d)	Non-equity incentive plan compensation ($)(e)	Change in pension value and nonqualified deferred compensation earnings ($)(f)	All other compensation ($)(g)	Total ($)(h)
Frank W. Baier	$ 74,500	$ 60,000	$ -	$ -	$ -	$ -	$ 134,500
Stephen T. Boswell	81,625	60,000	-	-	-	-	141,625
Frank Huttle III	58,000	60,000	-	-	-	-	118,000
Michael Kempner	41,500	60,000	-	-	-	-	101,500
Nicolas Minoia	76,000	60,000	-	-	-	-	136,000
William A. Thompson	50,500	60,000	-	-	-	-	110,500
Daniel Rifkin	60,250	60,000	-	-	-	-	120,250
Katherin Nukk-Freeman	50,500	60,000	-	-	-	-	110,500
Mark Sokolich	41,500	60,000	-	-	-	-	101,500
Anson Moise	41,500	60,000	-	-	-	-	101,500

Commencing on July 1, 2023, each non-employee member of the Company’s Board receives an annual fee of $60,000. Board members serving as chair of the Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional stipend of $25,000, $13,500, and $12,000, respectively.   Non-chair members of the Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional stipend of $10,000, $6,000 and $6,000 respectively.  The Lead Independent Director also received an additional $15,000.   Each board member was awarded 4,253 restricted shares subject to forfeiture in 2023.

50

We utilize the MWW Group to provide advertising and public relations assistance and advice. Michael Kempner, one of our directors, is the President and CEO of the MWW Group, Inc. During 2023, we paid the MWW Group a total of $318,528 for its services, including marketing, branding and related services. We believe the fees charged to the Bank by the MWW Group are at least as favorable to the Bank as we could receive from an unaffiliated third party. We have continued to use the services of the MWW Group during 2023.

Members of our Board of Directors, including our Chairman and CEO Frank Sorrentino III and Messrs. Boswell, Huttle, and Kempner, are, either directly or through their interests in family limited liability companies, members of a limited liability company that is the sole member of a limited liability company that owns our John Street, Hackensack branch locations, which are leased by the Bank. Our Board members collectively own 44.4% of the membership interests in this limited liability company. Each of Messrs. Sorrentino, Huttle, Boswell and Kempner owns an 11.1% interest in the limited liability company. No director is the managing member or a manager or officer or any of the limited liability companies which serve as the landlords or the parent limited liability company. The lease for our John Street, Hackensack branch has a term ending on December 31, 2026. The Bank has the option to extend the lease term for up to one additional five-year period. The initial rent for the branch was $148,000 per year, and the rent will increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. During any option period, the rent will be reset to the greater of the prior year’s rent or the “market rent”, as defined in the lease, and will then increase annually by the greater of 2.50% or the rate of increase of the consumer price index for the greater New York metropolitan area. For 2023, the Bank paid a total rent of $243,936 for the John Street, Hackensack branch.

Nicholas Minoia, a member of our Board of Directors, is a member of a limited liability company which owns our Summit, New Jersey branch. Mr. Minoia owns approximately 50% of the membership interests in this limited liability company, and serves as its manager. The initial lease for the Summit branch ended on February 1, 2024. The Bank exercised the two of the three five-year options, the new lease end date is now January 31, 2034. The Bank has the option to extend the lease term for another five-year period. The initial rent for the branch was $81,000 per year, and the rent will increase as set forth in the lease. During any option period, the rent will be as per the amounts set forth in the lease. For 2023, the Bank paid a total rent of $185,150 for the Summit, New Jersey branch.

Daniel Rifkin, a member of our Board of Directors, is a member of a limited liability company which owns the Bardonia branch. Mr. Rifkin owns approximately 50% of the membership interests in this limited liability company, and does not serve as its managing member. The lease for the Bardonia branch has a term ending on August 31, 2028. The Bank has the option to extend the lease term for one additional five-year period. The rent paid by the Bank in 2023 was $281,170, and will increase three (3%) percent yearly, including any extension terms. In the event that the Bank exercises the option to terminate occupancy rights to the second floor office space, the rent will be adjusted as set forth in the lease.

Mr. Rifkin is also a member of a separate limited liability company which owns the Blauvelt branch. Mr. Rifkin owns approximately 50% of the membership interests in this limited liability company, and does not serve as its managing member. The lease for the Blauvelt branch has a term ending on February 28, 2028. The rent paid by the Bank in 2023 was $111,362 with increases as set forth in the lease.

51

Under Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, companies with securities registered with the Securities and Exchange Commission under the Exchange Act are required to provide shareholders the opportunity to vote on a non-binding advisory proposal to approve the compensation of executives. The Company has determined to implement this requirement by providing shareholders with a simple vote that indicates their position (by a yes or no vote) with respect to our executive compensation.

Although as a policy we attempt to maintain an ongoing dialogue with our shareholders, in connection with and as a result of the 2023 “say on pay” negative recommendation by a proxy advisory firm and the shareholder “say on pay” vote (which was approved by the vote of 65.6% of the shares voting), we specifically engaged with our institutional shareholders regarding our compensation practices. See “Compensation Discussion and Analysis – Shareholder Engagement.”

Our Board of Directors annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and determines compensation levels based on this evaluation, as described elsewhere in this proxy statement. In determining any long-term incentive component of compensation, the Board will consider all such factors as it deems relevant, such as performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years. We also believe that both the Company and shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding executive officers in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL SET FORTH ABOVE.

52

As described in Proposal 2 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote to approve the Company’s executive compensation. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “Say-on-Pay” vote. This Proposal 3 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a Say-on-Pay vote in its proxy materials in the future. Under this Proposal 3, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years.

The Board of Directors believes that its Say-on-Pay vote should be conducted every year. In 2018, the previous time that the Company held a vote with respect to the frequency of its Say-on-Pay vote, shareholders advised the Company to hold a vote every year. The Board of Directors and the Compensation Committee continue to believe that shareholders should have a Say-on-Pay vote annually. The Compensation Committee, which administers the executive compensation program, values the opinions expressed by shareholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

The Board of Directors believes an advisory vote to approve our executive officer compensation should occur every year and recommends a vote FOR the following resolution:

“RESOLVED, that future shareholder advisory votes regarding the compensation paid to the Company’s named executive officers shall be held every year.”

VOTE REQUIRED; EFFECT

With respect to Proposal 3, the option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis. With respect to Proposal 3, only those votes cast (for annual votes, votes every two years or votes every three years) will be included. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote. As indicated above, the Board is recommending that shareholders vote for an advisory vote to approve executive compensation every year.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” an annual Say-on-Pay vote.

53

The Audit and Risk Committee has appointed the firm of Crowe LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2024. This appointment will continue at the pleasure of the Audit and Risk Committee and is presented to the shareholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our shareholders, the Audit and Risk Committee will consider that fact when it selects independent auditors for the following fiscal year.

Crowe LLP has served as our independent registered public accounting firm since July 1, 2014, and one or more representatives of Crowe LLP will be present at the Annual Meeting. These representatives will be provided with an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

The following table sets forth a summary of the fees billed or expected to be billed to the Company by Crowe for professional services rendered for the years ended December 31, 2023 and 2022.

Aggregate fees billed to the company for the fiscal years ended December 31, 2023 and 2022 by the Company’s principal accounting firm are shown in the following table:

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees	$804,000	$773,000
Audit Related Fees	-	-
Tax Fees (1)	54,679	19,883
Other Fees	52,932	31,210
Total Fees	$911,611	$824,093

(1)	Consists of tax filing and tax related compliance and other advisory services.

THE PROPOSAL TO RATIFY THE SELECTION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED ONLINE OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT AUDITORS

54

Proposals of shareholders to be included in the Company’s 2025 proxy material must be received by the secretary of the Company no later than January 21, 2025.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings on a timely basis for the fiscal year ended December 31, 2023, except for each of Frank Sorrentino III, William S. Burns, Elizabeth Magennis, Christopher Ewing, and Laura Criscone; four transactions occurring on March 20, 2023, and one transaction occurring on March 23, 2023 (the “Delinquent Reports”). Each of the foregoing is related to netting transactions for tax withholding in connection with the vesting of restricted stock granted in prior years. Each of the Delinquent Reports results from a delay in the calculations of the number of shares to be netted out.

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

55

CONNECTONE BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNOB2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43654-P06467 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONNECTONE BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frank Sorrentino III
02) Stephen T. Boswell
03) Frank W. Baier
04) Frank Huttle III
05) Michael Kempner
06) Elizabeth Magennis
07) Nicholas Minoia
08) Anson M. Moise
09) Katherin Nukk-Freeman
10) Susan C. O'Donnell
11) Daniel Rifkin
12) Mark Sokolich

The Board of Directors recommends you vote FOR proposals 2 and 4, and 1 YEAR for proposal 3.

	For	Against	Abstain
2. To vote, on an advisory basis, to approve the executive compensation of ConnectOne Bancorp, Inc.'s named executive officers, as described in the proxy statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, such other business as shall properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V43655-P06467

CONNECTONE BANCORP, INC.
Revocable Proxy for
Annual Meeting of Shareholders
May 21, 2024
Solicited on behalf of the Board of Directors

The undersigned hereby appoints the Board of Directors of ConnectOne Bancorp, Inc. (the "Company"), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Annual Meeting of Shareholders of the Company and any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. This year's Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNOB2024. Because the Annual Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the meeting are more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted "FOR" Management's nominees to the Board of Directors, "FOR" an annual Say-on-Pay vote, "FOR" the non-binding advisory resolution approving the Company's executive compensation, "FOR" a resolution that future shareholder advisory votes regarding compensation paid to the Company's named executive officers shall be held every year, and "FOR" ratification of the appointment of Crowe LLP as the Company's independent registered public accountants.

Continued and to be signed on reverse side